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                                                                     Exhibit 2.1
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                          SALE AND PURCHASE AGREEMENT

                                  by and among

                             SUNDANCE HOMES, INC.,

                      SUNDANCE SUBURBAN PROPERTIES, INC.,

                             REMBRANDT HOMES, INC.,

                          LOCKPORT DEVELOPMENT, INC.,

                       MCCARTY'S MILL DEVELOPMENT, INC.,

                           SUTTON DEVELOPMENT, INC.,

                             SAR DEVELOPMENT, INC.,

                          MATTESON DEVELOPMENT, INC.,

                        WALNUT POINTE DEVELOPMENT, INC.,

                                      and

                                  CENTEX HOMES

                                 April 2, 1999


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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I--TERMS OF THE TRANSACTION.......................................  1
  1.1 Sale of Assets......................................................  1
  1.2 Excluded Assets.....................................................  2
  1.3Consideration........................................................  2
  1.4Holdback.............................................................  3
  1.5Earnest Money........................................................  3
  1.6Tax Allocation.......................................................  3
  1.7Assumed Liabilities..................................................  3
  1.8Excluded Liabilities.................................................  4

ARTICLE II--THE CLOSING...................................................  5
  2.1Time and Place of Closing............................................  5
  2.2Deliveries of the Selling Parties at the Closing.....................  5
  2.3Deliveries of Buyer at the Closing...................................  6

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES............  6
  3.1Organization.........................................................  6
  3.2Qualification........................................................  7
  3.3Power and Authority..................................................  7
  3.4Subsidiaries.........................................................  7
  3.5Organizational Documents of the Company and its Subsidiaries.........  8
  3.6No Default Resulting from Agreement..................................  8
  3.7Required Consents and Approvals......................................  8
  3.8Financial Statements/SEC Filings.....................................  8
  3.9Undisclosed Liabilities..............................................  9
  3.10 Reserved...........................................................  9
  3.11 Reserved...........................................................  9
  3.12 Real Property......................................................  9
  3.13 Leases.............................................................  12
  3.14 Health and Safety..................................................  12
  3.15 Legal Proceedings..................................................  12
  3.16 Tax Matters........................................................  13
  3.17 Permits............................................................  14
  3.18 Personal Property..................................................  14
  3.19 Contracts..........................................................  14
  3.20 Conduct in the Ordinary Course; Absence of Certain Changes, Events
   and Conditions.........................................................  16
  3.21 Insurance..........................................................  17
  3.22 Environmental Matters..............................................  17
  3.23 Intellectual Property Rights.......................................  19
  3.24 Employee Benefit Plans.............................................  19
  3.25 Labor Relations....................................................  19
  3.26 Reserved...........................................................  20
  3.27 Transactions with Affiliates.......................................  20
  3.28 Brokerage Fees.....................................................  20
  3.29 Representations and Warranties.....................................  20

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF BUYER.......................  21
  4.1 Existence...........................................................  21
  4.2 Power; No Conflict..................................................  21

  4.3 Director Approval....................................................  21
  4.4 No Consents Necessary................................................  21
  4.5 No Default Resulting from Agreement..................................  21
  4.6 Brokers or Finders...................................................  21

ARTICLE V--ACTIONS OF THE SELLING PARTIES BEFORE THE CLOSING DATE..........  21
  5.1 Conduct of Business..................................................  21
  5.2 Restrictions on Certain Actions Before Closing.......................  21

ARTICLE VI--ADDITIONAL AGREEMENTS..........................................  23
  6.1 Access to Information................................................  23
  6.2 Notification of Certain Matters......................................  23
  6.3 Acquisition Proposals................................................  23
  6.4 Schedules............................................................  25
  6.5 Reasonable Best Efforts..............................................  25
  6.6 Solicitation of Shareholder Approval by the Company..................  25
  6.7 Public Announcements.................................................  25
  6.8 Indemnification of Claims of Brokers.................................  25
  6.9 Fees and Expenses....................................................  25
  6.10 Tax Matters.........................................................  26
  6.11 Nondisclosure.......................................................  26
  6.12 Non-Competition.....................................................  27
  6.13 Employees and Employee Benefits.....................................  27
  6.14 Good Title: Title Insurance.........................................  28
  6.15 Further Assurances..................................................  30
  6.16 Selling Parties' Name...............................................  30
  6.17 Release of Bonds....................................................  30
  6.18 Kaco Partnership....................................................  30
  6.19 Illinois Income Tax Withholding.....................................  31
  6.20 Compliance with Illinois Responsible Transfer Act of 1988...........  31
  6.21 Design Center.......................................................  31
  6.22 Work-in Progress....................................................  31
  6.23 Warranty and Winter Work Agreement..................................  31
  6.24 Fairness Opinion....................................................  31
  6.25 Assignment of Remedies Against Subcontractors.......................  32
ARTICLE VII--CONDITIONS TO OBLIGATIONS OF SELLING PARTIES..................  32
  7.1Covenants and Agreements Performed....................................  32
  7.2Representations and Warranties True...................................  32
  7.3Reserved..............................................................  32
  7.4Reserved..............................................................  32
  7.5Board and Shareholder Approval........................................  32
ARTICLE VIII--CONDITIONS TO OBLIGATIONS OF BUYER...........................  33
  8.1Feasibility Period....................................................  33
  8.2Covenants and Agreements Performed....................................  33
  8.3Default...............................................................  33
  8.4Representations and Warranties True...................................  33
  8.5No Material Adverse Change............................................  33
  8.6Consents..............................................................  33
  8.7RPTA..................................................................  33
  8.8Closing Deliveries....................................................  33
  8.9Litigation............................................................  34

  8.10 Environmental Audit.................................................  34
  8.11 Reserved............................................................  34
  8.12 Selling Parties Board of Directors and Shareholder Approval.........  34
ARTICLE IX--TERMINATION....................................................  34
  9.1Termination...........................................................  34
  9.2Effect of Termination.................................................  36
ARTICLE X--TERMINATION PAYMENTS............................................  36
  10.1 Termination Fee Deposit.............................................  36
  10.2 Delivery of Earnest Money Deposit...................................  37
  10.3 Judicial Enforcement................................................  37
ARTICLE XI--INDEMNIFICATION................................................  37
  11.1 Indemnification by the Selling Parties..............................  37
  11.2 Indemnification by Buyer............................................  38
  11.3 Third-Party Claims..................................................  38
  11.4 Notice..............................................................  38
  11.5 Right of Set Off....................................................  38
  11.6 Good Faith Exercise; No Breach......................................  40
  11.7 Indemnity Basket and Maximum Recovery...............................  40
ARTICLE XII--SURVIVAL......................................................  40
  12.1 Survival of Representations and Warranties..........................  40
  12.2 Survival of Agreements and Covenants................................  40
ARTICLE XIII--MISCELLANEOUS................................................  41
  13.1Predecessors Included................................................  41
  13.2Notices..............................................................  41
  13.3Bulk Sales Law.......................................................  42
  13.4No Obligation of Buyer Before the Closing............................  42
  13.5Entire Agreement.....................................................  42
  13.6Binding Effect; Assignment; No Third Party Benefit...................  42
  13.7Reserved.............................................................  42
  13.8Governing Law........................................................  42
  13.9Descriptive Headings.................................................  42
  13.10 Gender.............................................................  42
  13.11 References.........................................................  42
  13.12 Counterparts.......................................................  43
  13.13 Construction.......................................................  43
  13.14 Reserved...........................................................  43
  13.15 Waiver of Jury Trial...............................................  43
ARTICLE XIV--DEFINITIONS...................................................  43
  14.1Certain Defined Terms................................................  43
  14.2Certain Additional Defined Terms.....................................  46

                              SCHEDULE OF EXHIBITS

Exhibit A--Earnest Money Escrow Agreement
Exhibit B--Legal Opinion for Selling Parties
Exhibit C--Form of Bill of Sale
Exhibit D--Form of Special Warranty Deed
Exhibit E--Noncompetition Agreement of Maurice Sanderman
Exhibit F--Legal Opinion of Buyer
Exhibit G--Voting Agreement
Exhibit H--Termination Fee Promissory Note
Exhibit I-- Performance Guarantee Agreement

                                   SCHEDULES

Schedule 1.1--Assets
Schedule 1.2--Excluded Assets
Schedule 1.3--Purchase Price
Schedule 1.7--Assumed Liabilities
Schedule 2.2--Liens
Schedule 3.2--Qualification
Schedule 3.4--Subsidiaries
Schedule 3.6--No Default Resulting from Agreement
Schedule 3.7--Required Consents and Approvals
Schedule 3.8--Financial Statements
Schedule 3.12--Real Property
Schedule 3.13--Leases
Schedule 3.14--Health and Safety
Schedule 3.15--Legal Proceedings
Schedule 3.16--Tax Matters
Schedule 3.17--Permits
Schedule 3.19--Contracts
Schedule 3.20--Conduct in the Ordinary Course
Schedule 3.21--Insurance
Schedule 3.22--Environmental Matters
Schedule 3.23--Intellectual Property Rights
Schedule 3.25--Labor Relations
Schedule 3.27--Transactions with Affiliates
Schedule 6.17--Release of Bonds

                          SALE AND PURCHASE AGREEMENT

   This SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of April 2, 1999 (the "Effective Date"), by and among SUNDANCE HOMES, INC., an Illinois corporation ("Seller" or the "Company"), SUNDANCE SUBURBAN PROPERTIES, INC., an Illinois corporation ("SSPI"), REMBRANDT HOMES, INC., an Illinois corporation ("Rembrandt"), LOCKPORT DEVELOPMENT, INC., an Illinois corporation ("Lockport", MCCARTY'S MILL DEVELOPMENT, INC., an Illinois corporation ("MMDI"), SUTTON DEVELOPMENT, INC., an Illinois corporation ("Sutton"), SAR DEVELOPMENT, INC., an Illinois corporation ("SAR"), MATTESON DEVELOPMENT, INC., an Illinois corporation ("Matteson"), WALNUT POINTE DEVELOPMENT, INC., an Illinois corporation ("Walnut," along with SSPI, Rembrandt, Lockport, MMDI, Sutton, SAR and Matteson are collectively referred to as the "Subsidiaries"), and CENTEX HOMES, a Nevada general partnership ("Buyer").

                                  WITNESSETH:

   WHEREAS, the Company and the Subsidiaries (collectively, the "Selling Parties") own certain assets, including real property, used in the business of constructing and marketing single-family detached residential homes, townhomes and duplexes in the greater Chicago, Illinois suburban area, as more particularly described in this Agreement (the "Business"). It is understood and agreed that "Business" as used herein shall not include certain assets listed on Schedule 1.2(i) relating to certain discontinued projects in the Selling Parties' suburban operations.

   WHEREAS, Buyer has agreed to purchase from the Selling Parties, and the Selling Parties have agreed to sell to Buyer, certain properties and assets, including, but not limited to, the properties and assets which are described on Schedule 1.1 and used in the Business.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                           TERMS OF THE TRANSACTION

    1.1 Sale of Assets. At the Closing (as defined below) and on the terms and subject to the conditions set forth in this Agreement, the Selling Parties shall sell, assign, transfer, deliver and convey (collectively, "transfer"), or cause to be transferred, to Buyer, and Buyer shall purchase from the Selling Parties, all of the following assets and properties of the Selling Parties existing on the Closing Date (as defined below):

     (i) All right, title and interest of the Selling Parties in and to any parcels of land owned in fee and any improvements thereon located in the Chicago, Illinois suburban area (including developed land and lots, undeveloped land and parcels of land included in ongoing development projects, model homes (the "Owned Model Homes") and houses under construction) listed and described in Schedule 1.1(i) attached hereto and all rights and appurtenances incidental thereto, including all right, title and interest in and to water rights, mineral rights and adjacent easements, streets, alleys and rights-of-way (collectively, the "Housing Property");

     (ii) All right, title and interest of the Selling Parties in and to any of the following properties and assets associated with the Business (collectively, the "Personal Property"): (a) furnishings located in the Model Homes (as defined below), furniture, fixtures, equipment, computers and machinery, (b) earnest money deposits under Land Purchase Agreements (as defined below), deposits and all other claims and rights of action of any kind now or hereafter existing or arising which relate to the ownership, operation, development or construction of the Housing Property or other tangible and intangible personal property of the Selling Parties, including rights to recapture refunds due to the Selling Parties from municipalities, towns and cities, or from other third parties, for improvements to land adjacent to any of the Housing Property,
  (c) documents evidencing the Selling Parties' right or entitlement to acquire water service or sewer service, (d) the name "Rembrandt Homes" and any derivatives or designs thereof, either in word form or as a design, and any other names, trademarks, service marks, trade names, brand names, logos or slogans or any other Intellectual Property (as defined below) used or available for use by the Selling Parties in the Business (except for the name "Sundance" and derivatives or designs thereof), together with all goodwill associated therewith and all rights to sue for and receive damages or other relief in respect of any past infringement or other violation of any rights thereto, (e) all governmental approvals, licenses, permits, rights and other kinds of entitlement relating to the Housing Property, and
  (f) site plans, subdivision plans, development plans, soil and substrata surveys, studies, architectural renderings, plans and specifications, engineering plans and studies, house plans, floor plans, landscape plans and all other plans, diagrams or studies of any kind relating to the Housing Property, including, but not limited to, the Personal Property listed and described on Schedule 1.1(ii);

     (iii) All rights and interests of the Selling Parties under or in respect of (a) any written contracts or agreements for the purchase of lots and/or parcels of land located in the Chicago, Illinois suburban area (the "Land Purchase Agreements"), including, but not limited to, the Land Purchase Agreements listed or described in Schedule 1.1(iii)(a), subject, however, to the Selling Parties obtaining the consents necessary to assign the rights with respect thereto, (b) any written contracts or agreements for the sale of completed homes located in the Chicago, Illinois suburban area (the "Sales Contracts") that are listed and described on Schedule 3.12(iii), (c) any other written or oral contracts, commitments and agreements of the Selling Parties related to the Business, including sales contracts, subcontracts, leases of personal property, executory agreements to option or buy land, and guaranties and warranties issued to the Selling Parties, relating to the Housing Property or the Personal Property listed or described in Schedule 1.1(iii)(c) (the "Contracts"), subject, however, to the Selling Parties obtaining the consents necessary to assign the rights with respect thereto, (d) any written contracts or agreements for the lease of model homes located in the Chicago, Illinois suburban area listed or described on Schedule 1.1(iii)(d) (the "Leased Model Homes" and, together with the Owned Model Homes, the "Model Homes"), and (e) the Sundance-Kaco Limited Partnership, an Illinois limited partnership (the "Kaco Partnership"); and

     (iv) All other properties, assets, claims, rights and entitlements of the Selling Parties of any kind, character and description whatsoever (whether or not reflected on the books of the Selling Parties and whether real, personal or mixed, tangible or intangible, contingent or otherwise) used, or available for use, in the Business or necessary for the continuation of the Business or operations consistent with past practice (the "Miscellaneous Property").

   The Housing Property, the Personal Property, the Land Purchase Agreements, the Sales Contracts, the Contracts, the Leased Model Homes, the Kaco Partnership and the Miscellaneous Property are hereinafter collectively referred to as the "Assets." The Assets shall be sold to Buyer free and clear of all Liens (as defined below), except for the Permitted Encumbrances (as defined below) or, as necessary, assigned to Buyer.

   1.2 Excluded Assets. Notwithstanding any provision contained in this Agreement to the contrary, the assets relating to certain discontinued projects in the Selling Parties' suburban operations not used in the Business and described in Schedule 1.2(i) and the other assets and properties of the Selling Parties used in the Selling Parties' Chicago, Illinois urban homebuilding operations described on Schedule 1.2(ii) shall be excluded from the Assets to be transferred to Buyer (the "Excluded Assets").

   1.3 Consideration. Buyer shall pay to the Selling Parties at the Closing the aggregate purchase price calculated in the manner set forth on Schedule
1.3 (the "Purchase Price") less the Holdback (as defined below). The Purchase Price, less the Holdback, shall be paid to the Selling Parties in immediately available funds by confirmed wire transfer to a bank account designated by the Selling Parties.

   1.4 Holdback. In order to secure the indemnity obligation of the Selling Parties under Article XI, and without limiting any other rights which Buyer may have pursuant to this Agreement or otherwise, Buyer shall be entitled to withhold from the Purchase Price payable to the Selling Parties at the Closing the amount of Two Million Dollars ($2,000,000) (the "Holdback"), which amount shall accrue interest at the rate of 8% per year and be held by Buyer for two years following the Closing Date in accordance with the terms and conditions set forth in Section 11.5. On the first anniversary of the Closing Date, One Million Dollars ($1,000,000) of the Holdback, less any amounts paid to Buyer pursuant to Section 11.5 as Liquidated Losses or withheld as a Setoff Reserve, shall be paid to the Selling Parties. On the second anniversary of the Closing Date, the amount, if any, including interest accrued thereon, remaining in such Holdback (other than amounts reserved by Buyer pursuant to Section 11.5(ii)) shall be promptly distributed to the Selling Parties.

   1.5 Earnest Money. Buyer shall, within two (2) Business Days of the execution of the escrow agreement (the "Earnest Money Escrow Agreement") attached hereto as Exhibit A, cause to be deposited with TICOR Title Insurance Company, as escrow agent selected by the parties, earnest money in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Earnest Money Deposit") in accordance with the Earnest Money Escrow Agreement. The Earnest Money Deposit shall either be applied to the Purchase Price at Closing, returned to Buyer in accordance with Section 10.2(i), or delivered to Seller as liquidated damages in accordance with Section 10.2(ii).

   1.6 Tax Allocation. The Purchase Price shall be allocated among the Assets in the manner set forth in a schedule that shall be prepared by the parties within five days prior to the Closing Date (the "Purchase Price Allocation Schedule"). The parties shall use the allocations contained in the Purchase Price Allocation Schedule for purposes of any required tax returns or other filings made with the Internal Revenue Service pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. In addition, the parties shall determine the value of the agreement of the Selling Parties not to compete with Buyer as set forth in Section 6.12 of this Agreement.

   1.7 Assumed Liabilities. Buyer agrees to assume, upon the terms and subject to the conditions set forth herein, at the Closing, and thereafter to pay, perform and discharge, the following liabilities and obligations of the Selling Parties (but only such liabilities and obligations) (the "Assumed Liabilities"):

     (i) All obligations of the Selling Parties accruing after the Closing Date under the Land Purchase Agreements, the Contracts, the Sales Contracts and the Leased Property leases identified in Schedules 1.1(iii)(a), 1.1(iii)(c), 3.12(iii) and 1.1(iii)(d) hereto, respectively.

     (ii) All obligations of the Selling Parties accruing after the Closing Date under the Permits (as defined below) included in the Assets, but only to the extent that such obligations arise from the operation of the Assets after the Closing Date.

     (iii) All obligations of the Selling Parties to perform warranty repairs pursuant to the express terms of the Selling Parties' warranty, a copy of which is attached hereto as Schedule 1.7(iii)(a), to residential homes that are located in those neighborhoods listed on Schedule 1.7(iii)(b) and the sales of which were closed by any of the Selling Parties in the twelve (12) months immediately preceding the Closing Date, except that Buyer shall not be responsible in any way for such warranty repairs with respect to such residential homes to the extent such repairs (including the costs of material and labor) either (a) exceed One Thousand Dollars ($1,000) in direct costs per residential home or an average of Three Hundred Dollars ($300) per residential home or (b) are not within the scope of the express warranty attached on Schedule 1.7(iii)(a).

     (iv) All other obligations of the Selling Parties related solely to the Assets (other than the Land Purchase Agreements, the Contracts, the Sales Contracts, the Leased Property leases and the Permits, which obligations are being assumed pursuant to Sections 1.7(i) and (ii) above) accruing after the Closing Date in the ordinary course of business.

     (v) All amounts to be paid for work-in-progress performed in the ordinary course for which an invoice is delivered to the Selling Parties after the date of the Pre-Closing Balance Sheet (as defined in Schedule 1.3) for work performed on any of the Developed Property (regardless of whether such work is performed before the Closing Date). As used in this provision, work-in-progress is performed "in the ordinary course" if it is work done on a home included in the Assets that adds value to the home commensurate with (and at) the price specified in the applicable Contract. The liability assumed in this provision is the full price stated in the Contract, less any increment already paid, but does not include any additional charges and/or rework necessary to correct construction defects.

     (vi) All ad valorem property Taxes with respect to the Assets for the period applicable to 1998 and 1999 not yet due and payable prior to the Closing Date, to the extent that Buyer has received a proration credit as calculated pursuant to Section 6.10(iv).

     (vii) The liabilities for retention payments securing performance of subcontractor work that are set forth on Schedule 1.7(vii).

     (viii) The obligations of the Selling Parties related to the Kaco Partnership accruing after the Closing Date, to the extent the Selling Parties' interest in the Kaco Partnership is assigned, transferred or conveyed to Buyer.

   1.8 Excluded Liabilities. Buyer shall not be obligated to pay, assume, perform or discharge any liability or obligation of the Selling Parties other than the Assumed Liabilities. In addition, except as expressly otherwise provided in this Agreement, Buyer shall not pay, assume, perform or discharge any of the following debts, liabilities or obligations of the Selling Parties (the "Excluded Liabilities"):

     (i) Liabilities in respect of any claims or Proceedings (as defined below) related to the Assets accruing before or on the Closing Date.

     (ii) Any liability or obligation of the Selling Parties resulting from or relating to the employment relationship between the Selling Parties and any of the Selling Parties' present or former employees or the termination of any such employment relationship, including without limitation severance pay and other similar benefits, if any, and any claims filed on or before the Closing Date or which may thereafter be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by a Selling Party, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers' compensation.

     (iii) Liabilities or obligations of the Selling Parties arising from conditions existing on or before the Closing Date under Environmental Laws (as defined below).

     (iv) Liabilities or obligations the existence of which causes (alone or together with other facts) a representation or warranty of the Selling Parties contained in this Agreement to be untrue or which causes any covenant of the Selling Parties contained herein to be breached.

     (v) Liabilities or obligations of the Selling Parties under the Land Purchase Agreements, the Sales Contracts, the Contracts, the Leased Property leases and the Permits to the extent that such liabilities or obligations accrue or arise on or before the Closing Date.

     (vi) Liabilities or obligations of the Selling Parties existing at or arising after the Closing Date under the Sales Contracts, the Contracts, the Land Purchase Agreements, the Leased Property leases, the Permits or any other leases, contracts or agreements included in the Assets which results from the breach, default, or wrongful action or inaction of the Selling Parties before the close of business on the Closing Date.

     (vii) Any liabilities or obligations of the Selling Parties relating to the Excluded Assets.

     (viii) Except as set forth in Section 1.7 (iii) above, any liability or obligation of the Selling Parties in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by the Selling Parties, or imposed (or asserted to be imposed) by operation of law, in respect of any products produced, distributed, or sold by the Selling Parties or services performed in connection with the Business or the Assets on or before the Closing Date.

     (ix) Any income Tax (as defined below) liabilities or deficiencies arising from the Assets, whether federal, state, or local Taxes, in each such case to the extent applicable to periods ending on or before the Closing Date.

     (x) Expenditures and obligations necessary to complete the construction of or landscaping surrounding residential homes that the Selling Parties have constructed and closed on or before the Closing Date (the "Winter Work").

                                  ARTICLE II

                                  THE CLOSING

   2.1 Time and Place of Closing. The sale and purchase of the Assets shall be consummated at a closing (the "Closing") to be held at the offices of Katten Muchin & Zavis in Chicago, Illinois on or before April 30, 1999, or on such other date as the parties may mutually agree upon in writing; provided, however, that Buyer or the Company may extend the Closing as necessary to fulfill any closing condition that this Agreement requires such party to perform on or prior to the Closing Date; provided, further, however, that in no event shall any party extend the Closing past July 30, 1999. The date and time of the Closing is hereinafter referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.

   2.2 Deliveries of the Selling Parties at the Closing. At the Closing, the Selling Parties will deliver to Buyer the following:

     (i) A copy of the Articles of Incorporation of each of the Selling Parties certified by the appropriate authority of the State of Illinois dated no earlier than five (5) days before the Closing Date.

     (ii) One or more certificates of the appropriate authority of the State of Illinois, dated no earlier than fifteen (15) days before the Closing Date, with respect to the payment of all franchise taxes by each of the Selling Parties and the corporate existence of each of the Selling Parties in the State of Illinois.

     (iii) A certified copy of corporate resolutions duly adopted by the Board of Directors of each of the Selling Parties authorizing the consummation of the transactions contemplated hereby, duly executed by their respective Secretaries.

     (iv) A certificate from the Secretary of each of the Selling Parties that the shareholders of each of the Selling Parties have authorized the consummation of the transactions contemplated by this Agreement.

     (v) Subject to the receipt by the Selling Parties of the necessary consents (as listed on Schedule 3.7), the assignment of the Kaco Partnership interest and the profit participation agreement, if applicable, the Contracts, the Sales Contracts, the Land Purchase Agreements and the Leased Property leases.

     (vi) The certificates to be delivered by each of the Selling Parties in accordance with Sections 8.2 through 8.5.

     (vii) The opinion of Katten Muchin & Zavis, counsel to the Selling Parties, in the form attached hereto as Exhibit B.

     (viii) A Bill of Sale (the "Bill of Sale"), dated the Closing Date, in the form attached hereto as Exhibit C, whereby the Assets (other than the Housing Property, the Land Purchase Agreements and the Kaco Partnership) are to be conveyed and assigned by the Selling Parties to Buyer, duly executed by each of the Selling Parties, as applicable.

     (ix) One or more special warranty deeds ("Special Warranty Deeds"), all dated the Closing Date, in the form attached hereto as Exhibit D, as shall be effective to vest in Buyer title to the Housing Property.

     (x) The owner's policies of title insurance required under Section 6.14.

     (xi) Originals or, to the extent originals are not available, copies as listed on Schedule 2.2(xi), of all the Sales Contracts, the Contracts, the Land Purchase Agreements and the Selling Parties' records related to the Kaco Partnership, and copies of all of the Selling Parties' records, files and other data relating to the Assets, which documents the Selling Parties represent and warrant are in the Selling Parties' office in Schaumburg, Illinois.

     (xii) All consents or approvals of any third party which are necessary in order for the assignment, conveyance or transfer of any part of the Assets to be valid and effective.

     (xiii) A Certificate of Non-Foreign Status duly executed by each of the Selling Parties pursuant to Section 1445 of the Code and the regulations promulgated thereunder.

     (xiv) All instruments and documents required by Buyer from the Selling Parties in order to assign to Buyer all of the right, title and interest of the Selling Parties in and to all protective covenants, conditions and restrictions and similar documents relative to the Housing Property.

     (xv) Except as set forth in Schedule 3.17(v), all instruments and documents required by Buyer from the Selling Parties in order to assign to Buyer all of the right, title and interest of the Selling Parties in and to the Permits.

     (xvi) Current UCC search reports showing no Liens as to the Personal Property other than the Liens listed in Schedule 2.2(xvi).

     (xvii) All such duly authorized and executed documents as may be required to change the name or the assumed name of any Selling Party, if applicable, as of the date hereof to another name bearing no similarity to "Rembrandt Homes," including without limitation, an amendment to the articles of incorporation of such Selling Party or Parties, as the case may be, providing for such change of name and appropriate name change notices for each state in which such Selling Party or Parties, as the case may be, are qualified to do business.

     (xviii) A noncompetition agreement executed by Maurice Sanderman, in the form provided in Exhibit E (the "Noncompetition Agreement").

     (xix) Assignment of the Selling Parties' rights under existing Homeowners' Associations related to any of the Housing Property.

     (xx) All other instruments and documents required to be executed and delivered by the Selling Parties to Buyer at the Closing pursuant to the provisions of this Agreement.

   2.3 Deliveries of Buyer at the Closing. At the Closing, Buyer shall deliver to the Selling Parties the following, in form and content reasonably satisfactory to the Selling Parties:

     (i) A copy of the general partnership agreement of Buyer, certified by an assistant secretary of the general partner of Buyer.

     (ii) A copy of the Articles of Incorporation of the managing general partner of Buyer, certified by the Secretary of the State of Nevada no earlier than thirty (30) days before the Closing Date.

     (iii) A certificate of the Secretary of State of Nevada, dated no earlier than thirty (30) days before the Closing Date, with respect to the corporate existence of the managing general partner of Buyer in the State of Nevada.

     (iv) A certificate of the Secretary of the State of Illinois, dated no earlier than thirty (30) days before the Closing Date, with respect to the qualification of Buyer to transact business in the State of Illinois.

     (v) A certified copy of corporate resolutions duly adopted by the Board of Directors of the managing general partner of Buyer authorizing the consummation of the transactions contemplated hereby by Buyer, duly executed by the Secretary or an Assistant Secretary of the managing general partner of Buyer.

     (vi) The opinion of Brian J. Woram, counsel for the managing general partner of Buyer, in the form attached hereto as Exhibit F.

     (vii) The Purchase Price in immediately available funds by wire transfer.

     (viii) Instruments of assumption in form and substance reasonably satisfactory to the Selling Parties pursuant to which Buyer shall assume, at the Closing, and thereafter pay, perform and discharge, the Assumed Liabilities.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

   As an inducement to execute this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants, and each Selling Party jointly and severally represents and warrants to Buyer as follows:

   3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. No Proceedings to dissolve the Company are pending or threatened.

   3.2 Qualification. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and each of the Company and the Subsidiaries is in good standing in each of the jurisdictions set forth opposite its name on Schedule 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

   3.3 Power and Authority. The Company has all requisite corporate power and authority to own or lease its assets and properties and to conduct its business as and in the places where such assets and properties are now owned, leased or operated, and such business is now conducted, and the Company has complied in all material respects with all federal, state, local and foreign laws with respect to its operations and the conduct of its business. The Company has all requisite corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and each of the Subsidiaries and is a valid and binding obligation of the Company and each of the Subsidiaries, enforceable in accordance with its terms except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and judicial decisions affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

   3.4 Subsidiaries.

     (i) The Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest in any other person (as defined below) involved in the activities of the Business, other than the Subsidiaries. Schedule 3.4(i) lists each Subsidiary, the jurisdiction of incorporation of each Subsidiary, and the authorized and outstanding capital stock of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted and the Subsidiaries have complied in all material respects with all federal, state, local and foreign laws with respect to their respective operations and the conduct of the Business. No Proceedings to dissolve any Subsidiary are pending.

     (ii) Except as otherwise indicated on Schedule 3.4(ii), all the outstanding capital stock of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances (as defined below) and on Closing Date the Company will be the record and beneficial owner and holder of all of the outstanding capital stock of each Subsidiary and will have good, valid and marketable title to all of the issued and outstanding capital stock of each Subsidiary. All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     (iii) Except as set forth on Schedule 3.4(iii), there are (and as of the Closing Date there will be) outstanding (a) no shares of capital stock or other voting securities of any Subsidiary, (b) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (c) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (d) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Subsidiary's capital stock.

   3.5 Organizational Documents of the Company and its Subsidiaries. The Company has delivered to Buyer accurate and complete copies of (i) the charter and bylaws of each of the Company and the Subsidiaries as currently in effect,
(ii) the stock records of each of the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Company and the Subsidiaries, any committees of such Boards, and the shareholders of the Company and the Subsidiaries (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Subsidiaries and all actions taken by such Boards of Directors, committees, and shareholders. Neither the Company nor any Subsidiary is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a material adverse effect on the Business, Assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

   3.6 No Default Resulting from Agreement. Neither the execution and delivery of this Agreement nor the performance of its terms will result in any breach of the terms and conditions of, or constitute a default under or result in the acceleration, modification or cancellation of, the charter or bylaws of the Company or any Subsidiary or, except as set forth in Schedule 3.6, any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which a Selling Party is a party or by which a Selling Party or any of the Assets may be bound or affected.

   3.7 Required Consents and Approvals. Except as set forth on Schedule 3.7, no consent, application, registration, qualification, authorization or other action is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby in order to avoid (x) the loss of any Permit or other governmental authorization or (y) the violation or breach of, or the default under, any regulation, order, decree or award of any court or Governmental Authority (as defined below) or any Contract, Sales Contract, Land Purchase Agreement, lease, mortgage, note or any other instrument to which a Selling Party is a party and which relates to the Business or to which it or any of the Assets are subject, except for such losses of Permits or other governmental authorization, violations or defaults as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

   3.8 Financial Statements/SEC Filings.

     (i) The Company has delivered to Buyer accurate and complete copies of
  (a) the Company's consolidated balance sheets as of September 30, 1997 and 1998, and the related consolidated statements of income for each of the years then ended (the "Year-End Financial Statements"), and (b) the Company's unaudited consolidated balance sheet as of December 31, 1998 (the "Latest Balance Sheet"), and the related unaudited consolidated statement of income for the three-month period then ended (the "Latest Financial Statements"), in each case certified by the Chief Financial Officer of the Company (the Year-End Financial Statements and the Latest Financial Statements and the notes thereto being herein collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.8(i), the Financial Statements (a) have been prepared from the books and records of the Company in conformity with GAAP (as defined below) applied on a basis consistent with preceding years throughout the periods involved, and (b) accurately and fairly present the Company's financial position as of the respective dates thereof and its results of operations for the periods then ended. Except as disclosed on Schedule 3.8(ii), since December 31, 1998, the Company has not discharged any liabilities or obligations involving the payment of an amount in excess of the amount reflected or reserved for such liability or obligation on the Latest Balance Sheet.

     (ii) The Company has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it since January 1, 1997 under the Securities Act (as defined below), the Exchange Act (as defined below), and all other federal securities laws (as such documents have been amended since the time of their filing, collectively, the "SEC Filings"). The Company has delivered to Buyer accurate and complete copies of all the SEC Filings in the form filed by the Company with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the knowledge of the Company, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

   3.9 Undisclosed Liabilities. Except (i) liabilities fully reflected or provided for on the Latest Balance Sheet or (ii) current liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for a breach of contract, breach of warranty, tort or infringement), to the knowledge of the Company, neither the Company nor any Subsidiary has, individually or in the aggregate, any material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, required to be reflected in the Financial Statements in accordance with GAAP (as defined below) which are not contained therein.

   3.10 Reserved

   3.11 Reserved

   3.12 Real Property

     (i) Schedule 3.12(i) identifies and contains a full, complete and accurate description by lot and block and street address, if applicable, or otherwise by metes and bounds, of each lot, parcel and tract of land owned by the Selling Parties and held, used or usable in the Business that is related to the Housing Property (the "Real Property").

     (ii) Schedule 3.12(ii) identifies the real property, whether or not owned in fee simple, upon which the Selling Parties have begun development or constructed or begun construction of a residential home (the "Developed Property") and contains (a) a description of the status of completion of the development of each such lot, parcel and tract, including the status of construction of the Improvements (as defined below), if any, being constructed thereon, (b) the budgeted current estimate of costs of the Selling Parties for the completion of the development of the Developed Property and the construction of the Improvements, if any, being constructed thereon, and (c) every material obligation or commitment of the Selling Parties to construct, maintain, repair, or pay for the construction, maintenance or repair of the developments or Improvements located on or associated with properties sold, conveyed, dedicated or otherwise transferred by the Selling Parties before the date hereof, whether arising by contract, assessment, governmental action or otherwise related to the Business.

     (iii) Set forth on Schedule 3.12(iii) is (a) a list of each Sales Contract, (b) a brief description of each such contract, including the purchase price and date of sale, and (c) a brief description of the status of the payment performance of each buyer. Except as noted in Schedule 3.12(iii), (d) no buyer is in arrears in any material payment for more than thirty (30) days, (e) all Sales Contracts are in full force and effect, and are binding and enforceable in accordance with their terms and (f) all Sales Contracts are fully assignable to Buyer. Except as set forth on
  Schedule 3.12(iii)(g), no buyer under any Sales Contract is entitled to receive any monetary concession or other form of compensation from the Selling Parties in connection with its purchase of a residential home. Neither the Company or any Subsidiary, as applicable, nor, to the knowledge of the Selling Parties, any buyer of a residential home, is in default in any material way under any of the Sales Contracts.

     (iv) Except for the Permitted Encumbrances and except as set forth in
  Schedule 3.12(iv) hereto, no Real Property or Developed Property (a) serves any adjoining property to any extent (except for normal utility or drainage easements which could not reasonably be expected to affect in any material respect the use, occupancy, value or marketability of any such lot, parcel or tract of land) or (b) is located in any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Protection Act of 1973 or otherwise constituting a flood plain.

     (v) Except as set forth in Schedule 3.12(v), the Real Property and the Developed Property adjoins and has full, free and adequate access to and from public highways and roads, and the Selling Parties have no knowledge of any fact, event or development which would likely result in the termination of such access.

     (vi) There is (a) to the knowledge of the Selling Parties, no proposed public improvement which may involve the creation or imposition of any Encumbrance on the Real Property or Developed Property, (b) no existing or, to the knowledge of the Selling Parties, proposed plan to modify or realign any street or highway or existing, proposed or overtly threatened eminent domain, condemnation or similar proceeding which could result in the taking of all or any part of the Real Property or Developed Property or which could affect the current or planned use of the Real Property or Developed Property, (c) no proposed termination or impairment of any parking at any such Real Property or Developed Property, (d) no contemplated sale of any Real Property or Developed Property in lieu of condemnation, (e) no pending or, to the knowledge of the Selling Parties, threatened federal forfeiture proceeding with respect to the Real Property or Developed Property and (f) no other action, suit or proceeding pending or, to the knowledge of the Selling Parties, threatened before any federal or state court or other Governmental Authority relating to or affecting the use, occupancy, value or marketability of the Real Property or Developed Property.

     (vii) Except as set forth in Schedule 3.12(vii), the buildings, improvements and other facilities located within the boundary lines of any Real Property or Developed Property and the Leased Model Homes (collectively, the "Improvements"), other than those owned and used exclusively by any public utility, (a) are not in violation of any applicable setback requirements or zoning laws or ordinances, (b) are not subject to any "permitted non-conforming use" or "permitted non-conforming structure" classifications or any similar classifications under any applicable setback requirements or zoning laws or ordinances, (c) do not violate any agreements, restrictions or easements affecting any applicable portion of the Real Property or Developed Property where the same would have a Material Adverse Effect and (d) do not encroach on any easements affecting the Real Property or Developed Property.

     (viii) All Improvements, other than those owned and used exclusively by any public utility, (a) to the knowledge of the Selling Parties, are being occupied, operated and maintained in accordance with all applicable laws, ordinances, statutes, rules and regulations (including but not limited to, Environmental Laws) of any Governmental Authority, except for such violations that, in the aggregate, would not have a Material Adverse Effect, and (b) except to the extent set forth on Schedule 3.12(viii), are supplied with all utilities and other services necessary for the use thereof at full capacity for purposes of the operations currently conducted therein or contemplated therefor and the Selling Parties have no knowledge of any fact or condition that could reasonably be expected to result in the termination or material impairment of such utilities or other services. No Improvement or portion thereof is dependent for its access on any land not included on the lot upon which it is situated. No Improvement has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

     (ix) Except as set forth in Schedule 3.12(ix), the Selling Parties have no knowledge of any fact, condition or impediment which would or could reasonably be expected to prevent the owner of the Real Property or Developed Property from obtaining, without incurring any unusual cost or expense (any expenses routinely incurred by the Selling Parties in the ordinary course of business shall not be deemed to be an unusual cost or expense), all necessary building permits for the construction of the Improvements upon such Real Property or Developed Property, as the case may be, other than normal and customary conditions imposed by Governmental Entities or recorded restrictive covenants or agreements in favor of property owner associations or other third parties.

     (x) Except as set forth in Schedule 3.12(x), no commitments have been made by the Selling Parties and, to the knowledge of the Selling Parties, by any predecessor-in-interest of the Selling Parties, to any Governmental Authority or to any other person or group which would impose an obligation upon any owner of the Real Property or Developed Property to make any contribution or dedication of money or land (including but not limited to any rights of access or reciprocal easement agreements) or to construct, install or maintain any improvements upon or in the vicinity of such Real Property or Developed Property, and no Governmental Authority has imposed any requirement that any developer or owner of such Real Property or Developed Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations whatsoever in connection with any development or ownership thereof.

     (xi) Except as set forth in Schedule 3.12(xi) there are no leases, subleases, licenses, concessions or other agreements, whether written or oral, made by the Selling Parties, or to the knowledge of the Selling Parties, by any predecessor-in-interest of the Selling Parties, granting to any person any right to use or occupy any portion of the Real Property or Developed Property.

     (xii) Schedule 3.12(xii) is a complete listing of any and all contracts or agreements entered into by the Selling Parties or, to the knowledge of the Selling Parties, by the Selling Parties' predecessors-in-interest currently affecting all or any portion of the Real Property and the Developed Property (other than the Sales Contracts, the Contracts, the Land Purchase Agreements and the Kaco Partnership), including, without limitation, construction contracts, contracts of sale and/or purchase, brokerage agreements, service contracts, landscape contracts, utility contracts and all other agreements that affect or relate to the use, ownership, construction, service, management, development or sale of all or any portion of the Real Property or Developed Property (collectively, the "Property Agreements"), other than Property Agreements which (i) provide for aggregate payments of less than Twenty Five Thousand Dollars ($25,000) in any year, (ii) are terminable by the Selling Parties without penalty on not more than ninety (90) days' notice and (iii) could not reasonably be expected to impair in any material respect the use, occupancy, value or marketability of the Real Property or Developed Property. Copies of all of the Property Agreements have been provided or made available to Buyer. The Selling Parties have complied in all material respects with each and every undertaking, covenant and obligation under the Property Agreements and no state of facts exist that constitute or, with the passage of time or the giving of notice or both, would constitute a breach or default by the Selling Parties or, to the knowledge of the Selling Parties, the other party thereto under the Property Agreements. Except for the Contracts and the Land Purchase Agreements and except as set forth on Schedule 3.12(xii), there are no contracts of sale or outstanding options, rights of first refusal or similar rights to purchase any part of the Real Property, the Developed Property or any interest therein. Except as set forth in Schedule 3.12(xii), all of the Property Agreements are fully assignable to the Buyer.

     (xiii) Except as set forth on Schedule 3.12(xiii) hereto, there are no persons (other than the Company or a Subsidiary) in possession of any portion of the Real Property or Developed Property, whether as lessees, tenants at will or at sufferance, trespassers or otherwise.

     (xiv) Except as set forth in Schedule 3.12(xiv) hereto, to the knowledge of the Selling Parties, no Real Property or Developed Property is currently classified or regulated (or is under investigation by any Governmental Authority) as wetlands or an endangered habitat or is currently affected by endangered species under federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules or regulations.

     (xv) Attached to Schedule 3.12(xv) is a copy of each form of warranty presently offered along with a copy of each form of warranty offered within the previous 10 years by the Selling Parties in connection with the Sales Contracts related to the Business. There are no outstanding agreements or warranties between the Selling Parties or their predecessors and any customer related to the Business which materially deviates from these standard forms. The transactions contemplated by this Agreement will not entitle a customer under a Sales Contract to cancel its Sales Contract.

     (xvi) Except for bills and charges that are outstanding in the ordinary course and except as set forth on Schedule 3.12(xvi), there has been no material or labor furnished to or on the Real Property or Developed Property for which payment has not been made, there are no mechanic's or materialman's liens or claims filed against the Real Property or Developed Property and the Selling Parties have not received a notice of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Real Property or Developed Property.

     (xvii) Except as set forth in Schedule 3.12(xvii) hereto, the Selling Parties have no knowledge of any proposed or contemplated change in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any action by adjacent landowners, affecting the Real Property or Developed Property which is not specifically addressed in this Article III and which will or could reasonably be expected to impair in any material respect the use, occupancy, value or marketability or prevent or impede the development of the Real Property or Developed Property.

     (xviii) Except as set forth in Schedule 3.12(xviii), all Housing Property and Developed Property have been developed; and all components of the Improvements, including without limitation the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, sewer and storm water systems and facilities included therein, have been built to code and substantially in accordance with all applicable plans and specifications, and none of the Developed Property or the Improvements contains any latent defects that would have, individually or in the aggregate, a Material Adverse Effect. The rights and obligations of the Parties with respect to this Section 3.12(xviii) are subject to Section
  6.25 hereof.

     (xix) To the knowledge of the Selling Parties, neither the Selling Parties nor any of their predecessors-in-interest have incorporated into the homes built by them any construction products that are or have been the subject of any class action litigation.

     (xx) Schedule 3.12(xx) identifies in detail for each lot, parcel and tract of land constituting the Real Property or Developed Property, the results of any soil tests or environmental and other reports concerning the Real Property or Developed Property that is or has been in the possession and control of the Selling Parties.

   3.13 Leases. Set forth on Schedule 3.13(i) is a listing of all leasehold real properties held by the Selling Parties related to the Business (the "Leased Property"). The Selling Parties have valid leasehold interests in all Leased Property under valid lease agreements and, except as noted on Schedule 3.13(ii), there is no default on the part of the Selling Parties or, to the knowledge of the Selling Parties, the lessor of such leased property under any such lease agreements. To the knowledge of the Selling Parties, the present use of all such Leased Property conforms in all material respects to Applicable Law, and all necessary occupancy and other certificates and permits for the occupancy and lawful use thereof have been issued to the Selling Parties and are presently in full force and effect. Except as set forth in
Schedule 3.13(iv), all contracts and agreements relating to the Leased Property are fully assignable to Buyer.

   3.14 Health and Safety. To the knowledge of the Selling Parties, the properties of the Selling Parties have been and are being operated in compliance in all material respects with all Applicable Laws designed to protect safety or health, or both ("Health and Safety Laws"), including, without limitation, the Occupational Safety and Health Act, 29 U.S.C.A.
(S) 651 et seq. ("OSHA"). Except as shown on Schedule 3.14, neither the Company nor any Subsidiary has received any written notice of any violation, deficiency, inspection, investigation or inquiry from any Governmental Entity (as defined below), employee or third party under any Health and Safety Law, and, to the knowledge of the Selling Parties, no such inspection, investigation or inquiry is planned or threatened.

   3.15 Legal Proceedings. Except as disclosed on Schedule 3.15(i)-(iii), (i) there are no Proceedings (as defined below) that are related to the Business pending or, to the knowledge of the Selling Parties, threatened against or involving the Selling Parties or any of the Assets, including Proceedings related to allegedly defective products or workmanship, (ii) the Selling Parties are not subject to any judgment, order, writ, injunction, civil investigative demand or decree of any Governmental Entity, and (iii) there are no Proceedings pending or, to the knowledge of the Selling Parties, threatened against any Selling Party seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.15(iv), the Selling Parties are not aware of any fact or circumstance that could reasonably be expected to give rise to any such Proceeding. Except as disclosed on Schedule 3.15(v), there is no action or suit brought or to be brought by the Selling Parties pending or threatened against others.

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

   3.16 Tax Matters.

   Except as disclosed on Schedule 3.16(i)-(xiii):

     (i) For the years ended December 31, 1995 and 1996, the stub period ended September 30, 1997 and the year ended September 30, 1998, the Company and each Subsidiary have (and as of the Closing Date will have) duly filed all federal, state, local and foreign Tax Returns (as defined below) required to be filed with the IRS (as defined below) or other applicable taxing authority, and no extensions of the applicable statute of limitations with respect to any such Tax Return has (or as of the Closing Date will have) been requested or granted.

     (ii) The Company and each Subsidiary have (and as of the Closing Date will have) fully and timely paid all Taxes (as defined below) due and payable by them and have paid or accrued all Taxes for all periods ending on or before the Closing Date (and the portion of any Straddle Period (as defined below) ending on the Closing Date) for which Tax Returns are not yet due.

     (iii) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Return of the Company or any Subsidiary which has not been settled or paid nor, to the knowledge of the Company and the directors and officers (and any employee responsible for tax matters), is there any basis for any such issue to be raised or adjustment to be proposed.

     (iv) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (v) There is no Tax audit pending with respect to the Company or any Subsidiary.

     (vi) Neither a director nor officer (or employee responsible for Tax matters) of the Company or any Subsidiary expects any authority to assess any additional Taxes as to the Company or any Subsidiary for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any Subsidiary has knowledge based upon personal contact with any agent of such authority. Schedule 3.16(vi) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and each Subsidiary for all taxable periods for which the applicable statutes of limitations have not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

     (vii) The Company and each Subsidiary has (and as of the Closing Date will have) made all deposits required with respect to Taxes due and payable by the Company or any Subsidiary, respectively.

     (viii) No waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from the Company or any Subsidiary.

     (ix) None of the Company and its Subsidiaries has filed a consent under Code (S)341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
  (S)280G. The Company and each Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
  (S)6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (x) Under separate cover, the Company has delivered to Buyer a schedule which sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): the tax basis of the Company and the Subsidiaries in their assets (including stock of a Subsidiary) and the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any Subsidiary.

       (xi) None of the Selling Parties is a foreign person within the meaning of Section 1445(b)(2) of the Code and the Treasury Regulations thereunder.

     (xii) Except for the Kaco Partnership, neither the Company nor any Subsidiary has any relationship with any other person which constitutes a partnership for federal income tax purposes.

     (xiii) To the knowledge of the Selling Parties, there are no Taxes, assessments or levies of any type whatsoever that will be or are contemplated to be imposed upon and collected from the Real Property or Developed Property arising out of or in connection with the present ownership and operation or development of the Real Property or Developed Property, as the case may be, or any public improvements in the general vicinity of the Real Property or Developed Property, other than Permitted Encumbrances or ad valorem taxes, standby fees, front foot benefit charges, unitary assessments or other fees or assessments imposed by Governmental Entities, quasi-governmental agencies or property owners' associations for provision of utility services applicable to the Real Property or Developed Property, as the case may be, for the fiscal year in which the Closing occurs payable to the state, county, school district and city in which the Real Property or Developed Property is situated.

   3.17 Permits. Schedule 3.17(i) sets forth a list of all Permits held by, or applicable to, the Selling Parties related to the Business other than building permits and waivers obtained in the ordinary course of business. A true copy of each Permit, or an acceptable representative sampling, has been furnished to Buyer for examination. To the knowledge of the Selling Parties, each of such Permits is in full force and effect and the Selling Parties are not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality (including but not limited to those relating to environmental matters) or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality except where such violation, default or failure to timely file would not have a Material Adverse Effect. Except as disclosed on Schedule 3.17(ii), no notice has been issued by any Governmental Entity and received by the Selling Parties and no Proceeding is pending or, to the knowledge of the Selling Parties, threatened with respect to the validity or enforceability of any Permit, any alleged failure by the Selling Parties to have any Permit or not to be in compliance therewith. Except as set forth on
Schedule 3.17(iii), the Selling Parties have all Permits used or required by the Selling Parties in the operation of the Business or for the ownership of its properties and assets, including routine building permits and waivers. Except as set forth on Schedule 3.17(iv), the consummation of the transaction contemplated hereby will not extinguish or adversely affect any such Permit which the Selling Parties have on the date of this Agreement and, except as set forth on Schedule 3.17(v), each Permit listed on Schedule 3.17(i) is fully assignable to Buyer.

   3.18 Personal Property. The books and records of the Selling Parties that are related to the Business properly include and reflect all of the properties of the Selling Parties that are related to the Business. Set forth on Schedule 3.18(iii) is a list, as of the Effective Date, of all furniture, equipment, machinery, computer hardware, materials, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property owned, leased, or used or held for use by the Selling Parties related to the Business. All such properties owned or leased by the Selling Parties are in good condition, order and repair, subject to ordinary wear and tear, and are suitable and sufficient for the purposes for which they are presently being used.

   3.19 Contracts. As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind related to the Business or the Assets, whether written or oral, binding or nonbinding, to which any of the Selling Parties is a party or by which any of the Selling

Parties or any of their properties may be bound or affected and which are not described in Schedules 1.1(iii)(a) and (c), Schedules 3.12(iii), (v) and (xii) and Schedule 3.13. Set forth on Schedule 3.19(i)-(xxi) is a list of (a) each Company Agreement that is material to the business, operations, assets or financial condition of the Selling Parties and (b) without regard to materiality, each of the following Company Agreements (the Company Agreements described in clauses (a) and (b) above are collectively called the "Material Contracts"):

     (i) Any Company Agreement for or relating to any Debt (as defined below) of the Company;

     (ii) Any guaranty, direct or indirect, by the any of the Selling Parties of any obligation for borrowings, advances, goods or services purchased or otherwise, excluding endorsements made for collection in the ordinary course of business;

     (iii) Any Company Agreement made other than in the ordinary course of business and calling for future payments in the aggregate in excess of Twenty Five Thousand Dollars ($25,000);

     (iv) Any Company Agreement relating to the acquisition or disposition of the Assets by any of the Selling Parties having a fair market value in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate;

     (v) Any obligation to make future payments, contingent or otherwise, arising out of or relating to the acquisition by any of the Selling Parties of any business, assets or stock or other interests of other companies;

     (vi) Any Company Agreement, including any employment, compensation, loan or severance arrangements, with any current or former shareholder, director, manager, officer, employee or agent of any of the Selling Parties;

     (vii) Any Company Agreement with a sales representative, sales consultant or distributor (all of such agreements are terminable at any time by any of the Selling Parties without penalty on not more than 90 days notice, except as otherwise disclosed on Schedule 3.19(viii);

     (viii) Any Company Agreement with any consultant or advisor of the Selling Parties calling for future payments in the aggregate in excess of Fifteen Thousand Dollars ($15,000);

     (ix) Any Company Agreement to which any Selling Party and any other Selling Party or Affiliate (as defined below) of any Selling Party is a party;

     (x) Any Company Agreement with a term in excess of one year and providing for future payments aggregating in excess of Fifteen Thousand Dollars ($15,000) that is not terminable (without penalty) on not more than thirty (30) days notice;

     (xi) Any Company Agreement containing limitations restricting the conduct of the Business of the Selling Parties or the use of any of their properties, or containing limitations on the disclosure of confidential or proprietary information or containing limitations on the hiring of employees, agents or representatives by the Selling Parties;

     (xii) Any Company Agreement relating to Intellectual Property;

     (xiii) Any Company Agreement that forms or purports to form a partnership, joint venture or similar entity;

     (xiv) Any Company Agreement relating to the transport, storage, release or disposal of Hazardous Materials (as defined below) or Hazardous Waste (as defined below);

     (xv) Any Company Agreement with any Governmental Entity that currently is binding on, or restricts the actions of the Selling Parties;

     (xvi) Letters of credit, bid and performance bonds, hedge, swap, futures, options or other derivatives and similar contracts;

     (xvii) Any Company Agreement in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any person;

     (xviii) Any rebate, volume discount, price reduction or similar right given by any of the Selling Parties;

     (xix) Any Company Agreement that by its terms provides for the creation, existence or maintenance of a Lien or other Encumbrances on any properties or assets of the Selling Parties;

     (xx) Any Company Agreement that contains any "change of control" provision or agreement; and

     (xxi) All other contracts that are material to the Selling Parties or that could prevent, impede or otherwise affect in any material respect the consummation of the transactions contemplated by this Agreement.

   The Selling Parties have delivered to Buyer accurate and complete copies of all written Material Contracts listed on Schedule 3.19(i) - (xxi) as well as Contracts and Land Purchase Agreements and have provided Buyer with written summaries of the same that are unwritten (if any). Each Material Contract, Contract and Land Purchase Agreement is in full force and effect and is a legal, binding and enforceable obligation of the Selling Parties and, to the knowledge of the Selling Parties, each of the other parties thereto, and no notices of termination or cancellation thereof have been given or received by the Selling Parties. The Selling Parties, nor, to the knowledge of the Selling Parties, any other party thereto is in breach of or default under any Material Contract, Contract or Land Purchase Agreement, and no event has occurred that (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Material Contract, Contract or Land Purchase Agreement or result in the creation of any Encumbrance upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company. Except as disclosed on Schedule 3.19(xxii), there are no material unresolved disputes involving the Selling Parties under any Material Contract. Except as disclosed on
Schedule 3.19(xxiii), the Contracts and the Land Purchase Agreements are fully assignable to Buyer.

   3.20 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since January 28, 1999, the Business has been conducted in the ordinary course and consistent with past practice in all material respects. With respect to the Business and except as set forth in Schedule 3.20(i) -
(xii), since January 28, 1999:

     (i) There has not been any Material Adverse Effect in the Business, Assets, liabilities, results of operations or financial condition of the Selling Parties or in their relationships with material lenders, suppliers, customers, employees, or others, whether such changes have occurred in the ordinary course of business or otherwise;

     (ii) There has not been any declaration, setting aside, or payment of any dividend or other distribution on or in respect of the outstanding capital stock of any Subsidiary, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the outstanding capital stock of any Subsidiary, or any issuance of any shares of outstanding capital stock of any Subsidiary;

     (iii) There has not been any increase in the compensation, the rate of compensation, commissions, severance or termination pay payable or to become payable by any of the Selling Parties to any director, officer or salaried employee, or any payment of or commitment to pay any bonus, profit-sharing or other extraordinary compensation to any employee not consistent with past practices;

     (iv) There has not been any damage, destruction or loss which had a Material Adverse Effect with respect to the Assets or the Business;

     (v) There has not been any disposition of or encumbrance, or any pledge or grant of a security interest in any of the Assets of the Selling Parties, or any increase in any indebtedness of the Selling Parties other than in the ordinary course of business;

     (vi) There has not been any merger, consolidation or other business combination involving the Selling Parties, nor has there been any acquisition of any stock, business, property or assets of any other person, firm, association, corporation or other business organization;

     (vii) There has not been any settlement in respect of any Proceedings at law or in equity involving any payment by the Selling Parties;

     (viii) There has not been any sale or grant to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with the property of the Selling Parties, other than in the ordinary course of business, or any sale or grant to any party or parties of any license, franchise, option or other right of any nature to use any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets or other proprietary rights of the Selling Parties;

     (ix) There has not been any change in the accounting methods or practices of the Selling Parties;

     (x) There has not been any contract entered into for services or otherwise with any of the officers, directors or shareholders of the Selling Parties, or members of their families;

     (xi) There has not been any contract or agreement entered into, or any business transaction engaged in, with any Affiliate of the Selling Parties;

     (xii) There has not been any theft, loss of or damage to any of the furnishings located in the Model Homes, except for instances of theft, loss or damage that, in the aggregate, have not had a Material Adverse Effect; and

     (xiii) There has not been any agreement or commitment by the Selling Parties, to do or take any of the actions referred to in this Section 3.20.

   3.21 Insurance Schedule 3.21(i) sets forth true and correct summaries of all policies of fire, liability, casualty, life and other insurance currently in force with respect to the Selling Parties' or their properties' liability, and accurately states the coverages, deductible amounts and carriers of each such insurance policy. All such insurance policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. There are no circumstances known to the Selling Parties that would enable any insurance company or association to avoid liability under any of the insurance policies maintained by the Selling Parties, other than pursuant to express exclusions and limitations of such policies. Except as set forth in Schedule 3.21(ii), the coverage provided by such insurance policies with respect to events occurring before the Closing Date will not be affected in any manner by, and will not terminate or lapse by reason of, any of the transactions contemplated by this Agreement. At no time since January 1, 1999 has any insurance company or association canceled or reduced any coverage maintained by the Selling Parties, or given any notice or other indication of its intention to cancel or reduce any such coverage. The loss, damage or destruction of any properties and assets of the Company which are not fully covered by insurance would not have a Material Adverse Effect. The Company agrees to keep the policies listed on Schedule 3.21(i) in full force and effect through the Closing Date. In addition, Schedule 3.21(iii) contains a list of all pending claims against the Selling Parties of which the Selling Parties are aware which may be covered by insurance, and the Selling Parties have given timely notice to the appropriate insurance carrier with respect to each such claim.

   3.22 Environmental Matters. Except as disclosed on Schedule 3.22:

     (i) The Company has not received any written notice of any violation, investigation or inquiry from any Governmental Entity regarding a purported violation of any Environmental Law (as defined below) and, to the knowledge of the Selling Parties, no such investigation or inquiry is planned or threatened. To the knowledge of the Selling Parties, the Selling Parties have not failed to file any reports or notices concerning the release of any Hazardous Material (as defined below) as required by Environmental Law, and, to the knowledge of the Selling Parties, the Selling Parties have not been named or listed, and they have no reason to believe that any such naming or listing is likely, by any Governmental Entity or potentially responsible party group, as a potentially responsible party under CERCLA (as defined below) or any similar state statute. To the knowledge of the Selling Parties, none of the Real Property, the Developed Property or Leased Property has been listed on the Comprehensive Environmental Response, Compensation and Liability Information System or the National Priorities List under CERCLA or similar lists under state statutes. To the knowledge of the Selling Parties, there have been no environmental investigations, studies, reviews or audits conducted by or on behalf of the Selling Parties or any other party or any other environmental records, documents, or correspondence which are in the possession of the Selling Parties relating to the Selling Parties or their properties that have not been delivered to Buyer before the Effective Date and Schedule 3.22(i) sets forth the documentation delivered to Buyer.

     (ii) None of the Real Property, the Developed Property or the Leased Property has been used during the period of such ownership or leasing by the Selling Parties or to the Selling Parties' knowledge before such ownership or leasing (a) for the storage or disposal of a Hazardous Material or Hazardous Waste (as defined below) or (b) as a landfill, solid waste management unit (as defined in RCRA (as defined below)) or other waste disposal site.

     (iii) The Selling Parties have not entered into any agreement, consent order, decree, license or permit condition, settlement, judgment or other directive of or by any Governmental Entity that is based on any Environmental Law and that relates to the future use of any Real Property, Developed Property or Leased Property or requires any remediation actions or changes in the present conditions of any of such properties. There are no Proceedings seeking money damages, injunctive relief, fines or penalties, remedial action or other remedy, pending or, to the knowledge of the Selling Parties, threatened, against the Real Property, Developed Property or Leased Property relating to (a) the violation of, or noncompliance with, any Environmental Law, (b) the disposal, discharge, transportation or release of any Hazardous Material or (c) the exposure of any person to any other solid waste, pollutant or chemical substance.

     (iv) To the knowledge of the Selling Parties, the Real Property, Developed Property and Leased Property (as to all periods of time of ownership by it) have not been contaminated with Hazardous Materials affecting the groundwater, surface water or soil at, on, in, under or about such properties other than as is not in violation of and would not likely result in a remediation obligation under Environmental Law. No Hazardous Material or Hazardous Waste has been disposed of, transferred, removed, released or transported from any property owned or leased by the Selling Parties during the period such property was owned or leased by the Selling Parties or to the knowledge of the Selling Parties' before such ownership or leasing other than as is not in violation of and would not likely result in a remediation obligation or other claims under Environmental Law.

     (v) To the knowledge of the Selling Parties, there are none of the following at, on, in, under or immediately about any of the Real Property, Developed Property or Leased Property or any home, building, or structure on or at the Real Property, Developed Property or Leased Property:

       (a) tanks, storage vessels, drums or containers of any kind located underground or above ground, or any piping associated therewith;

       (b) any landfills or former landfills;

       (c) except as set forth on Schedule 3.22(v)(c), wetlands or former wetlands that have been filled;

       (d) asbestos-containing materials;

       (e) polychloride biphenyls ("PCBs") or PCB-containing equipment;

       (f) pipelines not listed as Encumbrances and not ordinarily found on residential property;

       (g) current or former oil or gas production or storage facilities, wells, pits, or other related operations;

       (h) formaldehyde-containing material; or

       (i) lead-based or lead-containing paint.

     (vi) To the knowledge of the Selling Parties, there are no violations of or remedial obligations arising under, and the Selling Parties are in compliance with, Environmental Laws arising from or in connection with any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring before the Closing Date relating to the Business or Assets of the Selling Parties (including without limitation the presence of any underground storage tanks or Hazardous Materials or Hazardous Wastes on, in, under or affecting any of the Selling Parties' properties or surrounding areas or any release thereof, or the storage, disposal or treatment, or transportation for storage, disposal or treatment, of Hazardous Materials or Hazardous Wastes).

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

   3.23 Intellectual Property Rights

     (i) Schedule 3.23(i) contains a true, correct and complete list of all registered and unregistered Intellectual Property owned or used by the Selling Parties in the Business other than the "Sundance" name and all derivatives thereof, and other Intellectual Property relating to the Excluded Assets. The Selling Parties own all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property identified on such schedule. Except as set forth on Schedule 3.23(i) the interests of the Selling Parties in the Intellectual Property listed on Schedule 3.23(i) are free and clear of all claims of others and of all Encumbrances whatsoever.

     (ii) Schedule 3.23(ii) contains a true, correct and complete list of all licenses granted by any third party to the Selling Parties with respect to any Intellectual Property (other than standard form licenses with respect to commercial software that is generally available from third parties), in each case, identifying the Intellectual Property covered thereby.

     (iii) Except as set forth on Schedule 3.23(iii), (a) the Selling Parties have not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property (including, but not limited to, any demand or request that the Selling Parties license any rights from a third party), (b) the conduct of the Selling Parties does not infringe or misappropriate in any material respect, any Intellectual Property of other persons, and (c) to the knowledge of the Selling Parties, the Intellectual Property owned by or licensed to the Selling Parties is not being infringed or misappropriated in any material respect by any other persons.

     (iv) The Selling Parties have experienced certain problems or malfunctions related to the computer systems, operating systems and other systems of the Selling Parties as described on Schedule 3.23(iv). Schedule 3.23(iv) sets forth all remedial actions the Selling Parties have undertaken to solve such problems or malfunctions.

   3.24 Employee Benefit Plans. During the past six years, neither the Selling Parties nor any affiliate of the Selling Parties have made or been required to make contributions to any "multiemployer plan," as defined in Section 3(37) of ERISA. The Selling Parties and all affiliates of the Selling Parties have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this
Section 3.24 only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. With respect to each employee benefit plan, program or arrangement sponsored, administered or contributed to by the Selling Parties or their affiliates for employees of the Business, all employee and employer contributions for all periods ending prior to the Closing Date have been made in full.

   3.25 Labor Relations.

     (i) Except as set forth on Schedule 3.25(i), the Selling Parties are in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of their employees with respect to the Business.

     (ii) Except as set forth in Schedule 3.25(ii), with respect to the
  Business: (a) the Selling Parties are not parties to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission following termination of such agreement or contract; (b) the Selling Parties are not parties to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law);
  (c) the Selling Parties have not been the subject of any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the knowledge of the Selling Parties, threatened with any strike or other concerted labor activity or dispute and (d) the Selling Parties are not obligated to bargain collectively with respect to wages, hours and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative or group of employees. The Selling Parties have furnished to Buyer complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Selling Parties have not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

     (iii) Except as set forth in Schedule 3.25(iii), with respect to the
  Business: (a) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (b) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or to the Selling Parties' knowledge threatened against or affecting the Selling Parties, and the Selling Parties have not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Selling Parties; (c) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Selling Parties; (d) there is no pending or, to the knowledge of the Selling Parties, threatened Proceeding by or before, and the Selling Parties are not subject to any judgment, order, writ, injunction or decree of or inquiry from, the NLRB, the Equal Employment Opportunity Commission, the Department of Labor, Department of Justice, the Office of Federal Contract Compliance Programs or any other Governmental Entity in connection with any current, former or prospective employee of any of the Selling Parties or with respect to any employment practice; and (e) the Selling Parties have no notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Selling Parties and no such investigation is in progress.

     (iv) The Selling Parties will deliver to the Buyer, within seven days from the date hereof, a true and complete list of each employee of the Selling Parties involved in the Business as of the date hereof, including their names and current annual compensation (e.g., salary, bonus plans and other perquisites or compensation paid).

   3.26 Reserved.

   3.27 Transactions with Affiliates. Except as set forth on Schedule 3.27, the Selling Parties have not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any officer, director or employee of the Selling Parties or any of its Affiliates, other than compensation and benefits provided to any such officer, director or employee in the ordinary course of business and consistent with past practice.

   3.28 Brokerage Fees. The Selling Parties and their Affiliates have not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated by this Agreement.

   3.29 Representations and Warranties. No representation, warranty or covenant contained in this Agreement or the exhibits or schedules hereto, or any documents to be delivered at the Closing contains or shall contain any untrue material statement or omit to state a material fact necessary in order to make the statements therein not misleading. Copies of all documents furnished to Buyer in connection with this Agreement are true and complete.

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                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants to the Selling Parties that:

   4.1 Existence. Buyer is a partnership duly formed and validly existing and in good standing under the laws of the State of Nevada.

   4.2 Power; No Conflict. Buyer has all requisite power, in accordance with law, to execute, deliver and perform this Agreement, and such execution, delivery and performance does not conflict with any partnership provision of Buyer or with any contract to which Buyer is a party or to which it is subject. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and judicial decisions affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performances in certain circumstances).

   4.3 Director Approval. The Board of Directors of the managing partner of Buyer has authorized this Agreement, the transactions contemplated herein, the execution and delivery hereof by Buyer and the performance by Buyer of all of its obligations hereunder.

   4.4 No Consents Necessary. No authorization, approval or consent of any Governmental Authority or any third party is necessary to be obtained by Buyer in connection with the purchase of the Assets. No authorization, approval or consent of any partner of Buyer, other than Centex Real Estate Corporation, as managing general partner, is necessary to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

   4.5 No Default Resulting from Agreement. Neither the execution and delivery of this Agreement nor the performance hereof by Buyer in compliance with its terms will result in any breach of the terms and conditions of, or constitute a default under, the partnership documents of Buyer or any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree or governmental order or other restriction or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or affected.

   4.6 Brokers or Finders. No broker or finder has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE V

            ACTIONS OF THE SELLING PARTIES BEFORE THE CLOSING DATE

   5.1 Conduct of Business. From the date hereof until the Closing Date, the Selling Parties shall conduct the Business in the ordinary and regular course of business and consistent with past practice and shall use their reasonable best efforts to preserve intact their business organization, to keep available the services of its present officers and employees, and maintain their present relationships with property developers, suppliers, insurers, lessors and licensees and with the Governmental Authorities and other persons having business relationships with the Selling Parties, except to the extent that the Selling Parties may change present relationships with any of such parties and substitute therefor a relationship or relationships with new parties which will provide to the Selling Parties no less than the benefits presently being derived from the existing relationship(s).

   5.2 Restrictions on Certain Actions Before Closing. Without limiting the generality of Section 5.1, and except as otherwise expressly provided in this Agreement, from the date hereof until the Closing Date, none of the Selling Parties will, with respect to the Business, except with the prior written consent of Buyer:

     (i) Lease, sell, transfer or otherwise dispose of the ownership or possession of any Asset (except in the ordinary course of business) or divest itself of custody and control of any Books or Records related to the

  Business of any nature which, in accordance with sound business practice, are retained for a period of time after their use, creation or receipts.

     (ii) Enter into any agreement, arrangement or understanding with any director, officer or key employee of any of the Selling Parties providing for the employment of any such director, officer or key employee or any increase in the compensation, severance or termination benefits payable or to become payable by any of the Selling Parties to any such director, officer or key employee or make any loan to or enter into any other material transaction or arrangement with any such director, officer or key employee.

     (iii) Increase the benefits payable by any of the Selling Parties under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Selling Parties.

     (iv) Increase in any material way the general administrative and selling expenses out of the ordinary course of business of any of the Selling Parties.

     (v) Fail to keep all of the Assets insured to the extent set forth on
  Schedule 3.21 hereto, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     (vi) Merge or consolidate with any other person.

     (vii) Mortgage or pledge any of the Assets or create or suffer to exist any Lien (other than insured mechanic's liens) or Encumbrance thereupon, other than the Permitted Encumbrances.

     (viii) Except in the ordinary course of business consistent with past practices, enter into, modify or terminate any Land Purchase Agreement, Contract, Sales Contract or other material lease, contract or agreement, including the Kaco Partnership or enter into any transaction.

     (ix) Change the accounting principles or methods of any of the Selling Parties, except as required by law or as a result of any mandatory change in accounting standards.

     (x) Grant or agree to grant any preferential right to purchase the Assets.

     (xi) Cancel, release, waive or transfer any claims or rights of substantial value related to the Assets.

     (xii) Engage in any transactions with any Affiliate, except on terms and conditions at least as favorable to the Selling Parties as those that would apply in the case of a similar arms length transaction.

     (xiii) Except in the ordinary course of business, take any action that would cause any representation or warranty of any of the Selling Parties contained in this Agreement to be untrue or incorrect at any time after the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied.

     (xiv) Delay payment of any account payable or other liability of the Selling Parties relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the business consistent with past practice.

     (xv) Allow the levels of work-in-process, finished homes, supplies, and other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained by Seller in the ordinary course of the business consistent with past practice.

     (xvi) Accelerate the construction of residential homes to exceed that number planned for in the Selling Parties' current business plan.

     (xvii) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other Person or division thereof.

     (xviii) Fail to maintain the books and records of the Selling Parties in the usual, regular and ordinary manner.

     (xix) Make any Tax elections or settle or compromise any income tax liability, except in the ordinary and regular course of business and consistent with past practice.

     (xx) Agree or commit to do any of the foregoing.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

   6.1 Access to Information. The Selling Parties shall afford to the officers, attorneys, accountants and other authorized representatives of Buyer free and full access during normal business hours and upon reasonable prior notice to copies of the books and records of the Selling Parties (including, but not limited to, employment records) in order that Buyer may have full opportunity to make a complete inventory and such investigation as it shall desire of the Assets and the Business and of the affairs of the Selling Parties relating thereto, provided that the investigation shall not unreasonably interfere with the operations of the Selling Parties. In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on the date that is the later to occur of (i) seven (7) Business Days after the Selling Parties have delivered all schedules required by this Agreement and (ii) April 6, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement as well as the advisability of Buyer completing the transactions set forth in this Agreement. If Buyer and the Company determine on or before the expiration of the Feasibility Period that this transaction is better suited as a stock purchase or asset and stock purchase, the parties agree to use their reasonable best efforts to amend this Agreement to reflect such new structure no later than 10 days after the completion of the Feasibility Period and upon failure thereof this Agreement shall survive and remain in full force and effect. If Buyer, in its sole discretion, determines that it is not in its best interests to complete the transactions set forth in this Agreement, then Buyer shall have the unilateral right to terminate this Agreement as set forth in Article IX and shall give notice to the Selling Parties no later than 6:00 p.m. on the Business Day (as defined below) following the last day of the Feasibility Period. If Buyer fails to give the required termination notice as provided in this Section 6.1, Buyer shall waive its right to terminate this Agreement as provided in this Section 6.1 and
Section 9.1 (iii)(j). Upon Buyer's election to terminate this Agreement as provided in this Section 6.1, neither party shall have any further obligation under this Agreement, except that the agreements contained in Article X and in Sections 6.7, 6.8, 6.9 and 6.11 hereof shall survive any such termination of this Agreement. No investigation pursuant to this Section 6.1 shall affect any representations or warranties made by the Selling Parties in this Agreement or, except as set forth in this Section 6.1, the conditions to the obligations of any party hereto to consummate the transactions contemplated hereby.

   6.2 Notification of Certain Matters. The Selling Parties shall give prompt notice to Buyer of (i) the discovery of any fact or circumstance or the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or before the Closing Date, and (ii) any failure of the Selling Parties to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder. Buyer shall give prompt notice to the Company of (i) the discovery of any fact or circumstance or the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate at or before the Closing Date and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder. The delivery of any notice pursuant to this Section 6.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Article VII and VIII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   6.3 Acquisition Proposals.

     (i) From the date hereof until the Closing Date, the Selling Parties shall not, and shall use their best efforts not to permit their respective Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) to, initiate any contact with, solicit, encourage or enter into or continue any negotiations, understandings or agreements with any Third Party (as defined below) with respect to, or furnish or disclose any non-public information regarding the Selling Parties, the Assets or the Business to any Third Party in connection with, any Acquisition Proposal (as defined below). Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the Board of Directors of the Company based on the advice of counsel, (a) the Selling Parties may, in response to an unsolicited request therefor, furnish non-public information with respect to the Selling Parties, the Assets or the Business to any Qualified Third Party (as defined below) pursuant to a customary confidentiality agreement and discuss such information (but not any Acquisition Proposal and not any non-public information relating to the structure of the transactions contemplated hereby, other than any information which the Company can demonstrate was independently developed by it or its advisors) with such Qualified Third Party and (b) upon receipt by the Company of an Acquisition Proposal from a Qualified Third Party, if
  (1) the Company has complied fully and in a timely manner with its obligations to notify Buyer of the receipt of such Acquisition Proposal (and the identity of the offeror and the material terms of such proposal) in accordance with Section 6.3(iii) hereof, (2) the Board of Directors of the Company has reasonably determined that such Acquisition Proposal, if consummated, would constitute an Overbid Transaction (as defined below) and
  (3) the Company has delivered a written notice to Buyer (an "Overbid Notice") advising it of the foregoing determination by its Board of Directors (which notice shall be accompanied by copies of the form of definitive agreement or other documentation proposed to be entered into in connection with the Acquisition Proposal), the Company may participate in discussions and negotiations with such Qualified Third Party regarding such Acquisition Proposal (after compliance in full with each of the conditions precedent to the delivery of such notice).

     (ii) Furthermore, if (a) the Company has delivered an Overbid Notice to Buyer, (b) Buyer shall not have delivered to the Company within five (5) Business Days after receipt of such Overbid Notice a written offer (a "Topping Offer") to amend the terms of this Agreement in order to provide for consideration attributable to the Assets having a value greater than the value of the consideration provided for under the Acquisition Proposal to which such Overbid Notice relates, which offer shall state that it may not be withdrawn or revoked by Buyer unless the Company and Buyer do not enter into an amendment to this Agreement to reflect the acceptance of the Topping Offer within five (5) Business Days after receipt thereof by the Company (it being understood and agreed that, if Buyer does deliver a Topping Offer to the Company, the Company then shall immediately cease to participate in discussions or negotiations with such Qualified Third Party regarding such Acquisition Proposal), (c) the terms of the Acquisition Proposal shall not have been modified in a manner adverse to the Company or its existing stockholders after the date of the Overbid Notice (it being understood and agreed that the Company shall promptly advise Buyer in writing of the nature of any change in the terms thereof), (d) the Selling Parties shall have taken all action on their part required in order to cause the Termination Fee Note (as defined below) to be fully funded (either by the Company or the Qualified Third Party whose Acquisition Proposal is accepted) and the proceeds delivered to Buyer, and (e) the Selling Parties shall have taken all action on their part required to cause the Escrow Agent to deliver the Earnest Money Deposit to Buyer (the conditions set forth in clauses (a), (b), (c), (d) and (e) above being hereinafter collectively referred to as the "Overbid Termination Conditions"), the Company may enter into an agreement with a Qualified Third Party with respect to an Overbid Transaction. It is expressly understood and agreed that, if any Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) of any of the Selling Parties, whether or not such persons are purporting to act on behalf of the Company, engage in any conduct involving the furnishing of information to, the solicitation of, or participation in discussions or negotiations with, a Third Party which, if performed by any of the Selling Parties, would constitute a breach of the provisions of this Section 6.3(ii), then, notwithstanding anything to the contrary contained herein, such Third Party shall not be deemed a Qualified Third Party for purposes of this Agreement.

     (iii) If any of the Selling Parties shall directly or indirectly receive any offer, proposal or inquiry regarding an Acquisition Proposal, the Company shall notify Buyer within two (2) Business Days after the receipt of such offer, proposal or inquiry and shall, in any such notice to Buyer, indicate the identity of the offeror and all of the material terms of such offer, proposal or inquiry.

     (iv) The Company shall not modify, or release any Third Party from, any confidentiality or standstill agreement to which it is a party (exclusive of those in which it is solely the recipient rather than the provider of confidential information).

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

   6.4 Schedules and Exhibits. Within twenty (20) Business Days after the Effective Date, the Selling Parties shall deliver to Buyer a full and complete set of the Schedules to this Agreement and the parties shall attach any exhibits not attached hereto as of the date hereof.

   6.5 Reasonable Best Efforts. Each party agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated by this Agreement, (ii) obtaining any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) causing to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (iv) cooperating in the defense of all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (v) the execution of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (vi) the assignment of the Selling Parties' interest in the Kaco Partnership to Buyer.

   6.6 Solicitation of Shareholder Approval by the Company. The consummation of the transactions contemplated by this Agreement is conditioned upon the Company procuring approval of the same by the requisite vote of its shareholders, pursuant to and in accordance with all state and federal securities laws governing proxy solicitation. The Company will exercise its best efforts to procure such approval before the Closing Date.

   6.7 Public Announcements. Except for the press releases made by the Company and Buyer on February 25, 1998, no party nor any of their Affiliates or representatives will issue or permit or cause the issuance of any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated by this Agreement, without the prior written consent of Buyer (in the case of the Selling Parties) and the Company (in the case of Buyer); provided, however, that Buyer, the Company and their respective Affiliates may make any public disclosure they believe in good faith is required by Applicable Law or any listing or trading agreement concerning any of their publicly-traded securities, in which case such party shall use its reasonable best efforts to advise the other party before making the disclosure. In addition, except as may be required by Applicable Law, no party nor any of their Affiliates or representatives shall disclose or provide to any third party any confidential or proprietary information pertaining to the transactions contemplated by this Agreement (including any internal analysis thereof) without the prior written consent of Buyer (in the case of the Selling Parties) and the Company (in the case of Buyer).

   6.8 Indemnification of Claims of Brokers. Buyer shall indemnify and hold harmless the Selling Parties from and against any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer, and Buyer shall bear the cost of legal fees and expenses incurred in defending against any such claim. The Selling Parties shall, jointly and severally, indemnify and hold harmless Buyer from and against any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of any of any Selling Parties, and they shall bear the cost of legal fees and expenses incurred in defending against any such claim.

   6.9 Fees and Expenses. Except as otherwise herein provided, the Selling Parties and Buyer shall pay their own expenses and costs in connection with this Agreement and the transactions contemplated hereby, and none of such costs and expenses of the Selling Parties shall be paid from the Assets. Without limitation of the foregoing, Buyer and the Selling Parties shall share in equal portion all recording and transfer taxes assessed in connection with the closing of the transaction contemplated by this Agreement by the State of Illinois, any applicable county or applicable municipality to the extent recordation or transfer taxes are required to be paid under Applicable Law.

   6.10 Tax Matters.

     (i) Except as set forth in Sections 6.10(iii) and (iv) below, the Selling Parties shall be solely responsible for all Taxes relating to the Assets for all periods ending on or before the Closing Date (and the portion of any Straddle Period ending on the Closing Date) and shall indemnify and hold harmless Buyer and the Company with respect thereto.

     (ii) Any income tax (federal, state and foreign) consequences to any Selling Parties arising from the consummation of the transactions contemplated by this Agreement are for the sole benefit or account of such Selling Parties.

     (iii) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid in equal parts by Buyer and the Selling Parties when due, and the Selling Parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by Applicable Law, Buyer will join in the execution of any such Tax Returns or other documentation.

     (iv) All 1998 and 1999 real and personal property Taxes as well as all homeowner association dues imposed on or with respect to the Assets (other than on or with respect to the Excluded Assets, which real and personal property Taxes shall be the sole responsibility of the Selling Parties) shall be prorated based on the number of days in such period before and after the Closing Date and the Selling Parties shall be responsible, for purposes of such proration for those days from January 1, 1998 through the Closing Date.

   6.11 Nondisclosure.

     (i) The Selling Parties agree that from and after the Closing Date (and without limitation of time), they shall (and shall cause their Affiliates
  to) hold in confidence, and shall use all reasonable best efforts to cause all present and former directors, officers and employees of the Selling Parties and their Affiliates to hold in confidence, any and all proprietary, confidential or secret information or data of or in respect of the Assets or Business and shall not disclose, publish or intentionally use such information or data for any purpose other than as provided in this Agreement (a) without the prior written consent of Buyer, (b) until such information or data has been publicly disclosed by Buyer or otherwise ceased to be secret or confidential as evidenced by general public knowledge through no fault of any of the Selling Parties; provided, however, that any of the Selling Parties shall have the right to disclose such information or data, without consent, to the extent that, in the opinion of their counsel, which counsel and opinion shall be reasonably satisfactory to Buyer, such disclosure is compelled by any Governmental Entity, audit, defense or prosecution of a Proceeding; provided further, however, that if any of the Selling Parties proposes to make such disclosure based upon such opinion of counsel, it shall advise and consult with Buyer before such disclosure concerning the information or data it proposes to disclose and shall give Buyer an opportunity to seek a protective order or other appropriate remedy to foreclose such disclosure without penalty to any of the Selling Parties.

     (ii) Except as and to the extent required by Applicable Law and except in connection with the exercise of their rights or the performance of their obligations under this Agreement or any other agreement entered into pursuant hereto or in connection herewith, Buyer and its Affiliates shall not disclose or use, and shall direct its representatives not to disclose or use, to the detriment of a Selling Party, any Confidential Information (as defined below) that is furnished, or is to be furnished, by a Selling Party or their representatives to Buyer or its Affiliates or their representatives at any time or in any manner. For purposes of this Section 6.11(ii), "Confidential Information" means any information about a Selling Party that a Selling Party treats as and advises Buyer in writing is confidential, unless: (a) such information is already known to Buyer or its Affiliates or representatives, or to others not bound by a duty of confidentiality, before the date of disclosure by a Selling Party, or such information becomes publicly available through no fault of Buyer or its Affiliates or representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceedings. If this Agreement is terminated for any reason, upon the written request of a Selling Party, Buyer and its Affiliates and representatives shall promptly return to such Selling Party or destroy any Confidential Information in their possession and shall certify in writing to such Selling Party that they have done so.

   6.12 Non-Competition.

     (i) In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and as additional consideration for the Purchase Price to be paid by Buyer for the Assets, for a period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the "Non-Compete Period"), each of the Selling Parties agree and shall cause their Affiliates (so long as such Affiliates are under the control of the Selling Parties) to agree that they will not, except as set forth below, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, member, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business or activity involving the construction or sale of residential homes in Cook (other than the City of Chicago), McHenry, Lake, DuPage, Will, Kendall and Kane Counties in the State of Illinois, except with respect to the liquidation of those suburban subdivisions described in Schedule 1.2 hereto; provided that nothing in this Section 6.12 shall prevent the Selling Parties from owning beneficially, as an investment, up to an aggregate of one percent of a class of equity securities that is publicly traded and registered under
  Section 12 of the Exchange Act. The Selling Parties represent to Buyer that the enforcement of the restriction contained in this Section 6.12 would not be unduly burdensome to them.

     (ii) During the Non-Compete Period, the Selling Parties will not, directly or indirectly, (1) hire any person as an employee, representative, agent, consultant, independent contractor, or other service provider who was, at any time from and after the date which is six months prior to the Closing Date, an employee of the Selling Parties and at Closing became an employee of Buyer unless such person's employment was terminated on or after the Closing Date (including termination by reason of such person's resignation unsolicited by the Selling Parties), or (2) solicit or otherwise induce any of the employees of Buyer to leave the employment of Buyer.

     (iii) The Selling Parties agree that a breach or violation of the covenants contained in this Section 6.12 shall entitle Buyer, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of these covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which Buyer may show itself justly entitled. Further, during any period in which any Selling Party is in breach of the covenants contained in this Section 6.12, the time period of the covenants shall be extended for an amount of time that any Selling Party is in breach hereof.

     (iv) The representations and covenants contained in this Section 6.12 on the part of the Selling Parties will be construed as ancillary to and independent of any other provisions of this Agreement, and the existence of any claim or cause of action of the Selling Parties against Buyer or any officer, director, or shareholder of Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants of the Selling Parties contained in this Section 6.12.

     (v) The parties to this Agreement agree that the limitations contained in this Section 6.12 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this Section 6.12 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

   6.13 Employees and Employee Benefits.

     (i) Before the end of the Feasibility Period, Buyer shall deliver to the Company a list of, and the personnel records related to, each employee of the Company or Subsidiary, as appropriate, that Buyer has identified as integral to Buyer's operation of the Business. The Selling Parties shall cause the termination of each such employee on the last Business Day immediately preceding the Closing Date. The Selling Parties will assist Buyer in offering employment to and hiring those employees of the Selling Parties engaged in the Business designated by Buyer on such terms and conditions as designated by Buyer. Buyer is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan or collective bargaining agreement of the Selling Parties relating to any of their employees or any other agreement, trust, plan, fund, or other arrangement of the Selling Parties (including, but not limited to flexible contribution plans) that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to the Selling Parties or to any employees of the Selling Parties, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of the Selling Parties who become employees of Buyer, nor is Buyer obligated to provide such persons with any similar agreements, plans, or arrangements. The Selling Parties are responsible for and shall timely pay all wages, salaries, employment benefits of any kind or nature, arising out of service performed prior to the Closing Date including, without limitation, retirement, health and other benefits, vacation pay and any termination or severance pay, whether due immediately or at some future date, whether or not required under any collective bargaining agreement. All wages, salaries, vacation and sick pay, termination or severance pay and any other employment benefit or other compensation earned with respect to or arising out of service performed prior to the Closing Date shall be paid, or caused to be paid, by the Selling Parties within the time limits permitted by law. In connection with all matters related to this Section 6.13, the Selling Parties agree to comply with all Applicable Laws, including without limitation the Worker Adjustment and Retraining Notification Act or any similar law or regulation, and the Selling Parties agree to indemnify, defend and hold harmless Buyer from any and all liability related to such matters. All employees of the Selling Parties who become employees of Buyer following the Closing Date will receive service credit for eligibility and vesting purposes for periods of service with the Selling Parties under Buyer's employee benefit plans and with respect to similar matters, including the severance and vacation plans, if any, of Buyer in which such employees are eligible to participate.

     (ii) Buyer shall deliver to the Selling Parties a copy of an offer of employment to Tom Small within five (5) Business Days after the expiration of the Feasibility Period. If Tom Small accepts such offer of employment, Buyer agrees that after the Closing Date it shall allow Tom Small a reasonable amount of time to assist the Selling Parties in the defense of the Parkside Condominium Association litigation.

     (iii) The parties acknowledge that certain employees of the Selling Parties owe to the Selling Parties amounts representing draws taken by such employees in the course of their employment against future commissions in accordance with written sales agreements between such persons and the Selling Parties. Seller hereby acknowledges that Buyer will in no way be responsible for such amounts owed by the employees to the Selling Parties; provided, however, Buyer shall withhold, pursuant to the terms and conditions of such sales agreements, such amounts from the proceeds from the close of the Sales Contracts, less any commission payable to other employees, as are owed to the Selling Parties and shall pay such amounts to the appropriate Selling Parties.

     (iv) The Selling Parties will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of the Selling Parties (and any qualified beneficiary thereof) who experiences a qualifying event (as defined in Section 4980B of the Code or Section 603 of ERISA) on or before the Closing Date under any group health plan maintained by a Selling Party. For purposes of the preceding sentence, the Closing Date shall be considered a qualifying event with respect to those employees of the Selling Parties who become employees of Buyer in connection with Buyer's purchase of the Assets.

   6.14 Good Title: Title Insurance. At least ten (10) days prior to the Closing Date the Selling Parties shall deliver to Buyer preliminary title commitments issued by TICOR Title Insurance Company showing title to the Real Property and Developed Property being subject only to Permitted Encumbrances and any other title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may and shall, at the option of Buyer, either: (x) be removed by the payment of money by any Selling Party at the Closing, or (y) be insured over by a title company in a manner reasonably satisfactory to Buyer; provided, however, if such title exception(s) pertains to mechanics liens, the Selling Parties may, at their option, cause the exception(s) either to (a) be removed by the payment of money by any Selling Party at the Closing, or (b) be insured over by the title company. Each title commitment shall contain an agreement by the title company stating that the title policy which, subject to the mechanic's lien exception definition set forth as the last two paragraphs of this Section 6.14, shall result in the deletion of the general exceptions, and which agreement shall confirm that the title policy for the Real Property shall contain the following affirmative endorsements or disclose and insure over known violations of the same:

     (i) An endorsement insuring Buyer that, except for Permitted Encumbrances, there are no violations of any restrictive covenants, conditions or restrictions affecting the Real Property, that there are no encroachments by any building onto any easements or any building lines or setbacks affecting the Real Property, or onto any adjacent property, or any encroachments onto the parcel of existing improvements located on adjoining land.

     (ii) An access endorsement insuring that the streets and roads adjacent to the Real Property are public streets and that there is direct and unencumbered access to the same from each parcel of the Real Property.

     (iii) A survey endorsement insuring that all the improved property insured is legally described on a specifically mentioned survey and foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that no building encroaches onto adjoining land or onto any easements, and that there are no encroachments of improvements from adjoining land onto any parcel of the Real Property or any part thereof.

     (iv) An endorsement insuring that all the unimproved property insured is legally described on a specifically mentioned plat of subdivision, and that there are no encroachments of improvements from adjoining land onto any parcel of the Real Property or any part thereof.

     (v) As to vacant lots, an ALTA 3.0 zoning endorsement insuring that each parcel of the Real Property is zoned for single family residential use and insuring against loss or damage arising due to a prohibition of said use and as to lots under construction, an ALTA 3.1 zoning endorsement insuring that each parcel of the Real Property is zoned for single family residential use and insuring against loss or damage arising due to a prohibition of said use or requiring removal of the Improvements existing or under construction due to a violation of applicable ordinances and amendments relating to area of the parcel, floor area of any building, setbacks, height and number of parking spaces.

     (vi) A contiguity endorsement insuring that the land comprising the original subdivision did not contain any gaps.

     (vii) An endorsement insuring that all parcels of the Real Property are covered by one (1) or more permanent index numbers which do not cover other property, where available.

     (viii) An endorsement deleting the creditors' rights exception, if available.

     (ix) A utility facility endorsement.

     (x) As to the Developed Property, in addition to the foregoing endorsements in Sections (i)-(ix) above, the preliminary title commitments shall insure the contract interest of the Selling Parties in such Developed Property in a form reasonably acceptable to Buyer and the Selling Parties.

   The title company shall also undertake to obtain reinsurance policies with "Right of Direct Access" in such amounts and with such companies as may be reasonably satisfactory to Buyer.

   Set forth below is the form of mechanic's and materialmen's lien endorsement that is acceptable to Buyer (it being understood by the parties hereto that if the endorsement is different than as set forth below such modified or revised endorsement shall be subject to Buyer's review and approval):

     The Company insures Buyer against loss or damage arising out of any lien or right to a lien for services, labor or material furnished or delivered except as set forth below:

    (a) Any lien or right to a lien for services, labor or material furnished or delivered after the Closing Date; and

    (b) Any lien or right to a lien for services, labor or material that Buyer is obligated to assume or pay under the terms of the Agreement.

   The endorsement will specifically provide that: Buyer agrees that it will not present a claim for a lien arising out of services, labor or material furnished on or before the Closing Date until it has either (a) obtained a court determination that the Selling Parties are liable for said lien under the terms of this Agreement or (b) unless and until the Selling Parties agree in writing that they are liable for the specific lien under the terms of this Agreement. TICOR Title Company shall be bound by either a settlement or a court adjudication where the Selling Parties, or in lieu thereof, TICOR Title Company (on behalf of the Selling Parties), has contested whether Buyer is liable under this Agreement. If Buyer is unable for any reason to obtain a court adjudication of the Selling Parties' liability under this Agreement, the issue of the Selling Parties' liability under this Agreement shall be arbitrated by Buyer and TICOR Title Company pursuant to "Conditions and Stipulations 14" in the title commitment.

   6.15 Further Assurances. Following the Closing the Selling Parties will (a) at their expense take any action which may be reasonably necessary in order to put Buyer in actual possession and operating control of the Assets, and (b) from time to time at the request of Buyer and without further consideration, execute and deliver such other instruments of assignment, transfer and conveyance and take such other action as Buyer reasonably may require to more effectively assign (provided, however, that no such documents shall expand the Selling Parties' economic obligation or materially increase Selling Parties' liability hereunder), convey and transfer to, and vest in Buyer, and to put Buyer in possession of, all of the Assets. In addition, the Selling Parties will make its Books and Records regarding the Assets available to Buyer and its representatives, upon reasonable prior notice, to inspect and copy during normal business hours. The Selling Parties, at its cost and expense, shall preserve the Books and Records for a period of at least five years after the Closing Date.

   6.16 Selling Parties' Name. The Selling Parties at Closing shall transfer to Buyer the exclusive (as to the Selling Parties), unlimited and permanent right to the use of the name "Rembrandt Homes" and all names similar thereto, and the Selling Parties shall furnish such written consents as Buyer shall reasonably request to the use by Buyer of such names. As soon as practicable after the Closing the Selling Parties will change their corporate names, if applicable, and execute and file withdrawal notices for any assumed name certificates bearing the name "Rembrandt Homes" or any derivative thereof. From and after the Closing, the Selling Parties agree that none of Selling Parties nor any of their Affiliates shall use or employ in any manner, directly or indirectly, the name "Rembrandt Homes" or any derivatives thereof or any names deceptively or confusingly similar thereto in any of its present or future business operations or for any other purpose.

   6.17 Release of Bonds. Buyer will take all reasonable steps to procure the release of the Selling Parties and their Affiliates, and any officers or directors of the Selling Parties or any such Affiliates who are personally obligated, from any financial responsibility to the issuer(s) of the subdivision improvement bonds or other financial securities listed on Schedule
6.17 with respect to any of the Assets; provided, however, that with respect to such releases, Buyer shall only be responsible for those subdivision improvement bonds or other financial securities that relate to the current and future phases of development of the Developed Property. Further, following Closing Buyer will continue to use its good faith efforts to procure any such release not obtained by Closing. Buyer will reimburse the Company for (i) the servicing fees and costs, if any, necessary to maintain such improvement bonds or other financial securities of the Selling Parties that remain outstanding and (ii) amounts, if any, drawn under such outstanding improvement bonds and charged to the Selling Parties or against their financial security in connection with development of the Housing Property that occurs after Closing. With respect to subdivision improvement bonds that remain outstanding and as to which the beneficiary will not accept a substitute bond or security from Buyer, the Selling Parties may require Buyer to issue a bond or letter of credit to the benefit of the Selling Parties as backup collateral for Buyer's responsibility under this Section 6.17, but in that case, Buyer will not have any obligation to reimburse the Company for servicing fees and costs on the outstanding bond as provided in clause (i) above.

   6.18 Kaco Partnership. Before the last day of the Feasibility Period, Buyer shall deliver written notice to the Selling Parties disclosing whether Buyer wishes to be assigned the interests of the Selling Parties in the Kaco

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

Partnership and the profit participation agreement. If Buyer notifies the Selling Parties that it does wish to be assigned such interests, then the Selling Parties shall take all reasonable steps necessary to restructure or amend the Kaco Partnership and the profit participation agreement such that at the Closing, Buyer shall be substituted for the Selling Parties in such partnership and the profit participation agreement with all of the rights, interests and obligations of the Selling Parties in such partnership and the profit participation agreement; provided, however, that the failure of the Selling Parties to restructure or amend the Kaco Partnership and the profit participation agreement (after using all of their reasonable efforts) so as to permit the substitution of Buyer shall not constitute a default under this Agreement or excuse Buyer from any obligation hereunder other than its obligation to purchase the Selling Parties' interest in the Kaco Partnership and the profit participation agreement.

   6.19 Illinois Income Tax Withholding. At least five days prior to the Closing Date, the Selling Parties shall deliver to Buyer evidence that the sale of the Assets to Buyer is not subject to, and does not subject Buyer to liability under 35 ILCS 5/902 or 35 ILCS 120/5j (the "Act") and that at least fifteen (15) days prior to the Closing, the Selling Parties shall have notified the Illinois Department of Revenue (the "Department") of the intended sale of the Assets pursuant to this Agreement and requested that the Department make a determination as to whether the Selling Parties have an assessed, but unpaid, amount of tax, penalties, or interest under the Act. The Selling Parties agree that, unless the Selling Parties deliver to Buyer a waiver from the Illinois Department of Revenue, Buyer may, at the Closing, deduct and withhold from the proceeds that are due to the Selling Parties the amount necessary to comply with the withholding requirements imposed by the Act. Buyer shall deposit the amount so withheld in a separate escrow with TICOR Title Insurance Company pursuant to the terms and conditions acceptable to Buyer and the Selling Parties, but in any event, complying with the Act.

   6.20 Compliance with Illinois Responsible Transfer Act of 1988.

     (i) Within thirty (30) days after the Effective Date, Buyer shall deliver to the Selling Parties either (a) an affidavit (the "Affidavit") by which the Selling Parties shall represent and warrant to Buyer that neither the Assets nor the transfer of the Assets as set forth in this Agreement is subject to the Illinois Responsible Property Transfer Act of 1988, 765 ILCS 90/5 ("RPTA") or (b) a fully completed and executed RPTA disclosure form for each Asset as required by RPTA (the "Disclosure Document"). Nothing contained in this Section 6.20 shall limit any obligation of the Selling Parties or any right of Buyer pursuant to RPTA.

     (ii) At the Closing, if appropriate, the Disclosure Document shall be recorded (along with the applicable deeds) in the applicable recorders' offices, and Buyer shall file a copy of such deeds with the Environmental Protection Agency not later than thirty (30) days after the Closing. The Selling Parties shall pay all charges and take all responsibility with respect to the recording and filing of the Disclosure Document.

   6.21 Design Center. Buyer shall allow the Selling Parties non-exclusive use of the Design Center located at 150 West Center Court, Schaumburg, Illinois on terms and conditions satisfactory to Buyer in its sole and absolute discretion.

   6.22 Work-in Progress. The parties acknowledge that at the Closing, Buyer will pay to the Selling Parties as a portion of the Purchase Price an amount representing work-in-progress on the Assets (see Schedule 1.3(b)(iv)) for which an invoice has been delivered to the Selling Parties up to and including the date of the Pre-Closing Balance Sheet (the "Closing Invoices"). Thereafter, pursuant to Section 1.7(v) of this Agreement, Buyer will pay all amounts due under new invoices delivered to the Selling Parties and Buyer after the date of the Pre-Closing Balance Sheet for work-in-progress on the Assets (the "Post-Closing Invoices"). In order to facilitate the payment of the Post-Closing Invoices, the Selling Parties hereby agree to deliver to Buyer no later than the tenth (10) Business Day after the Closing Date and again thereafter every tenth (10) Business Day (until such time as the Selling Parties no longer receive Post-Closing Invoices), the Post-Closing Invoices. Furthermore, the Selling Parties acknowledge that they are solely responsible for the payment to the vendors of the Closing Invoices and agree to timely pay all Closing Invoices.

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

   6.23 Warranty and Winter Work Agreement. The parties shall enter into a Warranty and Winter Work Agreement pursuant to which Buyer shall, at the Company's sole expense, (i) perform warranty work with a direct cost in excess of One Thousand Dollars ($1,000) per residential home or an average of Three Hundred Dollars ($300) per residential home, (ii) complete punch list work on certain residential homes sold by the Selling Parties in the preceding twelve
(12) months and (iii) perform Winter Work on certain residential homes sold by the Selling Parties in the preceding twelve (12) months.

   6.24 Fairness Opinion. Within two (2) Business Days following the Effective Date, the Company shall request from an investment banking firm or other financial advisor an opinion that the transactions contemplated by the Agreement are fair to the common shareholders of the Company (a "Fairness Opinion").

   6.25 Assignment of Remedies Against Subcontractors. If any of the Selling Parties breaches the representation and warranty set forth in Section 3.12(xviii) with respect to any Housing Property or Improvement, then Buyer shall first exhaust any contingency reserves related to such Housing Property or Improvement contained in the applicable cost-to-complete budget referenced on Exhibit A to Schedule 1.3, if any, and use its reasonable efforts to enforce any legal remedies available to Buyer against any subcontractors responsible for such breach before exercising its indemnification rights under
Section 11.1 against the Selling Parties. If, however, in any particular situation Buyer elects not to pursue a subcontractor or subcontractors because Buyer is unable to enforce any legal remedies it may have against the subcontractors responsible for the breach, or concludes that recovery from the subcontractor(s) will be slow or unlikely, Buyer's indemnification rights against the Selling Parties will not be prejudiced but Buyer shall assign any rights it may have to collect such losses from any such subcontractors to the Selling Parties.

                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF SELLING PARTIES

   The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

   7.1 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date and the Selling Parties shall have received the certification of Buyer to such effect.

   7.2 Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or before the Closing Date shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. The President or any Vice President of the managing general partner of Buyer shall certify at Closing that all such representations and warranties are true on and as of the Closing Date.

   7.3 Reserved.

   7.4 Reserved.

   7.5 Board of Directors of Each Selling Party and Shareholder Approval. The Company shall have received the necessary shareholder approval of this Agreement and the transactions contemplated by this Agreement. In addition, the Board of Directors of the Company shall have approved this Agreement and the transactions contemplated by this Agreement no later than six days after the Effective Date which approval may be conditioned on the receipt of a fairness opinion; provided, however, that if the Board of Directors of the Company shall not have approved this Agreement and the transactions contemplated by this Agreement within the proscribed six day period, such approval shall no longer be a condition to closing.

                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF BUYER

   The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

   8.1 Feasibility Period. During the Feasibility Period, Buyer shall not have become aware of any facts relating to the Business or Assets, or prospects of the Business or Assets which, in Buyer's sole discretion, makes it inadvisable for Buyer to proceed with the consummation of the transactions contemplated by this Agreement.

   8.2 Covenants and Agreements Performed. The Selling Parties shall have performed or complied with in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date and Buyer shall have received the certificate of the Selling Parties to such effect.

   8.3 Default. The Selling Parties shall not be in default in any material respect under this Agreement and no event shall have occurred which, with notice or lapse of time or both, will constitute such a default under this Agreement, and Buyer shall have received the certificate of the Selling Parties to such effect.

   8.4 Representations and Warranties True. The representations and warranties of the Selling Parties contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or before the Closing Date, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except for changes resulting from the Selling Parties having done business in the ordinary course. Buyer shall have received the certificate of the Selling Parties at Closing that all such representations and warranties are true on and as of the Closing Date, except for changes resulting from the Selling Parties having done business in the ordinary course (for example, the closing of the sale of homes pursuant to Sales Contracts listed on Schedule 3.12(iii)) and except for other changes as may be listed on an exhibit to such certificate; provided, however, that this procedure for the listing of extraordinary changes does not constitute the waiver by Buyer of any condition to Buyer's obligation to close the transactions contemplated by this Agreement.

   8.5 No Material Adverse Change. Subsequent to the Effective Date and prior to the Closing Date, there shall have been no material adverse change in the Business, Assets or Gross Profit Margin (calculated as defined in Schedule 1.3) of the backlog of sold but unclosed homes of the Selling Parties that has an impact on the value of the Business, Assets or backlog, as the case may be, that exceeds the Termination Threshold, and Buyer shall also receive the certificate of the Selling Parties to such effect; provided, however, if a casualty loss has occurred with respect to the Assets, then Buyer shall consider the availability of insurance related to such casualty in determining whether the casualty is a material adverse change that has an impact on the value of the Business, Assets or backlog, as the case may be, exceeds the Termination Threshold.

   8.6 Consents. Except for consents that the Selling Parties cannot obtain and the delivery of which Buyer has agreed in writing to waive, all consents or approvals of any third party set forth on Schedule 3.7 shall have been given, including (without limitation) any necessary consents to the assignment of the Intellectual Property, and shall be in full force and effect at the time of Closing.

   8.7 RPTA. The Selling Parties shall have delivered the Disclosure Document or Buyer shall have determined that RPTA is applicable, notwithstanding the Selling Parties' delivery of the Affidavit.

   8.8 Closing Deliveries. The Selling Parties shall have delivered all of the documents required by this Agreement to be delivered by it on or prior to the Closing Date.

   8.9 Litigation. No Proceeding before any federal or state court or other Government Authority shall be instituted or threatened which, in the reasonable judgment of Buyer, shall have the effect or be expected to have the effect of (i) making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement, (ii) resulting in the payment of damages in excess of Five Hundred Thousand Dollars ($500,000) by the Selling Parties or Buyer as a result of or in connection with the transactions contemplated by this Agreement, (iii) imposing any material limitations on the ownership or operation by Buyer of any substantial portion of the Assets, or compelling Buyer or the Selling Parties to dispose of or hold separate any substantial portion of the Assets, as a result of or in connection within any such transactions or (iv) imposing any material limitations on the ability of Buyer to exercise full rights of ownership with respect to the Assets or compelling Buyer to dispose of any of the Assets.

   8.10 Environmental Audit. Buyer shall have received, at Buyer's expense, an environmental review report on those properties reasonably identified to the Selling Parties by Buyer during the Feasibility Period and acceptable in scope and content, and from a person satisfactory to Buyer, as to the absence of any evidence of material noncompliance with, or reclamation or remediation obligations under, applicable Environmental Laws that could materially affect the Assets.

   8.11 Reserved.

   8.12 Board of Directors of Each of the Selling Parties and Shareholder Approval. The Selling Parties shall have received the necessary shareholder approval of this Agreement and the transactions contemplated by this Agreement. In addition, the Board of Directors of the Company shall have approved this Agreement and the transactions contemplated by this Agreement no later than six days after the Effective Date which approval may be conditioned on the receipt of a fairness opinion.

                                  ARTICLE IX

                                  TERMINATION

   9.1 Termination. At any time before Closing (except where a shorter time period is indicated below), this Agreement may be terminated:

     (i) By mutual written consent of the parties hereto;

     (ii) By either Buyer or the Company, provided that the party terminating has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder, if any federal or state court or other Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement and such order, writ, injunction, judgment or decree shall have become final and nonappealable or any material Proceeding shall have been instituted, and not dismissed, or threatened by any creditor of any of the Selling Parties against any of the Assets (other than the filing of a mechanic's lien against any of the Assets against which Buyer will receive adequate title insurance coverage at the Closing);

     (iii) By Buyer if:

       (a) Buyer shall have determined, in its reasonable discretion, that the condition set forth in Section 8.12 hereof is unlikely to be fulfilled within a reasonable period of time; provided, however, that Buyer shall only be entitled to terminate this Agreement pursuant to this clause (a) if it delivers a written notice of termination to the Company before the Closing Date but subsequent to the later of that date which is (x) forty (40) days following the commencement of the solicitation of approval of this Agreement by the Company from its shareholders, all in accordance with the Securities and Exchange Commission rules and regulations or (y) thirty (30) days following the date of the commencement of resolicitation of such shareholders by the Company, again in accordance with the rules and regulation of the Securities and Exchange Commission, and the Company has not satisfied
    Section 8.12 before delivery of such notice;

       (b) Reserved.

       (c) the shareholders of the Company shall not have approved this Agreement and the transactions contemplated by this Agreement or the Closing shall not have occurred on or before June 30, 1999 for any reason;

       (d) ten (10) calendar days shall have elapsed after the delivery by the Company of an Overbid Notice to Buyer, unless the Company shall have notified Buyer in writing before such time that it has irrevocably determined not to participate in any further discussions or negotiations with any Third Party with respect to the Acquisition Proposal that was the subject of such notice;

       (e) any of the Selling Parties shall have become a proponent, co-proponent or the subject of any voluntary or involuntary plan of reorganization under the Bankruptcy Code;

       (f) there shall have been any violation or breach on the part of the Selling Parties of any covenant or agreement contained in Section 6.3 hereof, and such violation or breach has not been waived by Buyer;

       (g) there shall have been any violation or breach on the part of the Selling Parties of any covenant or agreement contained in Article III hereof or Sections 6.1 or 6.5 hereof which shall not have been cured within five days after receipt of notice of such violation or breach from Buyer;

       (h) there shall have been any material violation or breach by any of the Selling Parties of any covenant or agreement (other than the covenants and agreements referred to in Sections 9.1(iii)(f) and (g) above) contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from Buyer;

       (i) there shall have been any violation or breach by any of the Selling Parties of any representation or warranty contained in this Agreement or a Proceeding shall have been instituted or threatened, which in the reasonable judgment of Buyer, has resulted or is reasonably expected to result in any claims by Buyer or against the Assets or the Business in an aggregate amount exceeding the Termination Threshold (as defined below) (it being understood and agreed that for purposes of this clause all such representations and warranties shall be construed as if they were not qualified in any manner as to knowledge or materiality);

       (j) Buyer determines during the Feasibility Period, in its sole discretion, that it is not in its best interest to complete the transactions set forth in this Agreement and provides to the Selling Parties the required notice;

Provided, however, that, in the case of any termination pursuant to Section 9.1(iii)(c), (f), (g), (h) or (i) above, Buyer has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

     (iv) By the Selling Parties if:

       (a) All of the Overbid Termination Conditions shall have been satisfied;

       (b) There shall have been any material violation or breach by Buyer of any covenant or agreement contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from the Company;

       (c) There shall have been any violation or breach by Buyer of any representation or warranty contained in this Agreement which, in the reasonable judgment of the Company, has resulted or is reasonably expected to cause the Selling Parties to incur or be subject to claims or liabilities in an aggregate amount exceeding the Termination Threshold (it being understood and agreed that for purposes of this clause (c) all such representations and warranties shall be construed as if they were not qualified in any manner as to knowledge or materiality);

       (d) Notwithstanding good faith efforts on the part of the Selling Parties, Section 8.12 of this Agreement is not satisfied as of June 30, 1999;

       (e) The Closing shall not have occurred on or before July 30, 1999 for any reason;

       (f) The Company shall have requested and not received a Fairness Opinion. This termination right expires twelve (12) days after the Effective Date.

  provided, however, that, in the case of any termination pursuant to Sections 9.1(iv)(b), (c), (d) or (e) above, the Selling Parties have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them hereunder.

   9.2 Effect of Termination.

     (i) In the event of the termination of this Agreement pursuant to
  Section 9.1 by Buyer, on the one hand, or the Selling Parties, on the other, written notice thereof shall forthwith be given to the other party specifying the provision of this Agreement pursuant to which such termination is made and describing the facts or circumstances supporting such termination, and, except as provided in this Section 9.2, this Agreement shall become void and have no effect, except that the agreements contained in this Section 9.2, in Article X and in Sections 6.7, 6.8, 6.9 and 6.11 hereof shall survive any termination of this Agreement.

     (ii) Nothing contained in this Section 9.2 shall relieve any party from liability for damages incurred as a result of any breach of this Agreement. Each of the Selling Parties and Buyer hereby stipulate that the Business is a unique business opportunity. Therefore, for that and other reasons, the remedy of specific performance of the Selling Parties' obligations under this Agreement is hereby expressly granted to Buyer by the Selling Parties. If the Selling Parties fail or refuse to consummate the transaction contemplated by this Agreement, other than as a result of termination by mutual written consent under Section 9.1(i) hereof, by either party under
  Section 9.1(ii), by Buyer under Section 9.1(iii) or by the Selling Parties pursuant to Section 9.1(iv) hereof, then Buyer shall have the right to bring an action in a court of proper jurisdiction to compel the Selling Parties to specifically perform the transaction contemplated by this Agreement in accordance with the terms set forth in this Agreement. The Selling Parties' sole remedy against Buyer shall be a claim against Buyer for liquidation damages in an amount not to exceed the Earnest Money Deposit as set forth in Article X hereof.

                                   ARTICLE X

                             TERMINATION PAYMENTS

   10.1 Termination Fee Deposit. (a) Within five (5) Business Days of the execution of this Agreement (i) the Company shall deliver a promissory note payable to the order of Buyer in the form attached hereto as Exhibit H in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Termination Fee Note") to Buyer. If this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason, the Termination Fee Note shall be handled, as follows:

     (i) kept by Buyer, if this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason other than as specified in clause (ii) below; or

     (ii) returned to the Selling Parties, if this Agreement is terminated by mutual written consent under Section 9.1(i) hereof, by either party under
  Section 9.1(ii), by Buyer under Section 9.1(iii) or by the Selling Parties pursuant to Section 9.1(iv)(b), (c), (d), (e) or (f) hereof.

   (b) Within two Business Days after the execution of this Agreement, Buyer and Maurice Sanderman shall enter into the Performance Guaranty Agreement attached hereto as Exhibit I, pursuant to which Maurice Sanderman will guarantee that either (i) any Qualified Third Party whose Acquisition Proposal is accepted will fund the payment of the Termination Fee Note on behalf of the Company or (ii) the Company will fund the payment of the Termination Fee Note.

   10.2 Delivery of Earnest Money Deposit. If this Agreement is terminated for any reason, the parties shall take all action necessary in order to cause the Escrow Agent promptly to deliver the Earnest Money Deposit as follows:

     (i) to Buyer, if this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason other than as specified in clause (ii) below; or

     (ii) to the Selling Parties, if this Agreement is terminated by the Selling Parties pursuant to Section 9.1(iv)(b) or (c) hereof, and payment of the Earnest Money Deposit to the Selling Parties will constitute the payment of liquidated damages as the Selling Parties' sole and exclusive remedy under such circumstances; provided, however, that in the event that the Selling Parties terminate this Agreement pursuant to Section 9.1(iv)(c), they shall only be entitled to actual damages up to but not exceeding the Earnest Money Deposit and the balance of the Earnest Money Deposit, if any, shall be promptly delivered to Buyer.

   10.3 Judicial Enforcement. If Buyer or any of the Selling Parties is required for any reason to seek judicial enforcement of any of the obligations of the other party hereto under this Article X, such other party shall pay to, or reimburse such party for, all costs and expenses (including fees and disbursements of counsel) that are incurred by such party in enforcing the provisions of this Article X.

   Any amounts paid pursuant to this Article X shall be paid without set-off or deduction.

                                  ARTICLE XI

                                INDEMNIFICATION

   11.1 Indemnification by the Selling Parties. The Selling Parties shall defend at their cost, indemnify and hold harmless Buyer, its Affiliates and their respective shareholders, directors, officers, employees, agents and representatives from any and all liabilities (except the Assumed Liabilities), obligations, claims (including third party claims), contingencies, damages, losses, fines, penalties, interest, costs and expenses (including all court costs, costs of investigation and reasonable attorneys' fees) (collectively, "Losses") that Buyer or any such person may suffer or incur as a result of or relating to:

     (i) The breach or inaccuracy of any of the representations, warranties, covenants or agreements made by any of the Selling Parties herein, including, without limitation, the representations and warranties relating to the physical condition of the Assets;

     (ii) Any transaction, activity, liability or obligation, except for the Assumed Liabilities and except to the extent such transaction, activity, liability or obligation relates to the physical condition of the Assets for which the Selling Parties have made representations and warranties (and as to which indemnification is provided pursuant to Section 11.1(i) above), of any of the Selling Parties that occurs or arises out of actions or events occurring before the Closing Date, including, without limitation, the claims and litigation set forth on Schedule 3.15;

     (iii) Any and all Taxes arising out of the transactions contemplated by this Agreement, except as expressly provided otherwise in this Agreement;

     (iv) Any earnest money deposit paid by a Selling Party to the seller of real property (and not placed in escrow), before the Closing Date, under a contract for the purchase of the real property relating to the Business, that is not returned to the Buyer because such seller wrongfully withholds such deposit and refuses to return it to the Buyer in violation of the terms of the purchase contract;

     (v) Any violation of the Bulk Sales Laws of the State of Illinois or any other similar state laws to which the Assets are subject; or

     (vi) An adjustment of the Purchase Price as determined in accordance with Schedule 1.3 that results in an additional amount owing by the Selling Parties to Buyer because of an overpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing that is not timely paid as provided in Schedule 1.3.

   11.2 Indemnification by Buyer. Except as otherwise provided in this Agreement, Buyer shall defend at its cost, indemnify and hold harmless the Selling Parties and their Affiliates, and their respective shareholders, directors, officers, employees, agents and representatives from any and all Losses that the Selling Parties or any such person may suffer or incur as a result of or relating to:

     (i) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Buyer herein including, without limitation, Buyer's agreement to assume responsbility for the Assumed Liabilities; and

     (ii) any transaction, activity, liability or obligation relating to the Assets arising after the Closing Date, excluding however any liability, cost or expense incurred by the Selling Parties as a result of actions taken by Buyer or the Selling Parties to enforce their rights under this Agreement.

   For purposes of this Article XI, the party(ies) seeking indemnification pursuant to this Article XI shall be referred to as "Indemnitee" and the party(ies) from whom Indemnitee seeks indemnification shall be referred to as "Indemnitor."

   11.3 Third-Party Claims. If any claim for indemnification by the Indemnitee arises out of a third-party claim (i.e., out of a claim made by or an action of a person or entity other than Indemnitee), the Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel reasonably satisfactory to Indemnitee; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate in such proceedings (at the sole cost and expense of Indemnitee), but control of such proceedings shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, then Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of Section 11.3 of this Agreement. If the Indemnitor shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such claim.

   11.4 Notice. Within fifteen (15) days after notice of any action, receipt of any claim in writing or similar form of actual notice of any claim as to which it asserts a right to indemnification, Indemnitee shall notify the Indemnitor. The failure of Indemnitee to give the notification to Indemnitor shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially damaging or prejudicial to Indemnitor, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

   11.5 Right of Set Off. Buyer shall be entitled to setoff or recoupment as set forth in this Section 11.5.

     (i) Liquidated Losses; Set Off. Subject to the Selling Parties' right to object to any set off or recoupment of any Loss as provided below, Buyer shall be entitled to set off or recoup any Loss (a "Liquidated Loss") that has been actually incurred by or imposed upon Buyer or any other entity or person entitled to indemnification pursuant to Section 11.1 herein (a "Buyer Indemnitee") against the Holdback (a "Set Off") as provided in
  Section 1.4 of this Agreement. Before or concurrently with each exercise by Buyer of its right of Set Off, Buyer shall deliver a written notice to the Selling Parties (the "Set Off Notice"), which notice shall set forth the amount of the Liquidated Loss, together with a reasonably detailed statement of the circumstances under which such Liquidated Loss was incurred by or imposed upon the applicable Buyer Indemnitee and the total of all Liquidated Losses that have been Set Off by Buyer through the date of the Set Off Notice.

     (ii) Unliquidated Losses; Set Off Reserves.

       (a) Establishment of Set Off Reserves. Subject to the Selling Parties' right to object to any set off or recoupment of any Loss as provided below, at any time before the second anniversary of the Closing Date, if and to the extent that Buyer reasonably determines that it is reasonably likely that any Loss that has not yet become a Liquidated Loss (an "Unliquidated Loss") will be incurred by or imposed upon a Buyer Indemnitee at any time in the future with respect to any claim that has arisen, Buyer shall be entitled to establish a reasonable reserve (a "Set Off Reserve") against the Holdback in respect of such Unliquidated Loss. Buyer shall take into consideration the availability of insurance coverage for any Unliquidated Loss in establishing any Set Off Reserve.

       (b) Set Off Reserve Notice. Before or concurrently with the establishment of a Set Off Reserve, Buyer shall deliver a written notice to the Selling Parties (the "Set Off Reserve Notice"), which notice shall set forth the amount of the Unliquidated Loss, together with a reasonably detailed statement of the basis for Buyer's determination that such Unliquidated Loss is reasonably likely to be incurred by or imposed upon the applicable Buyer Indemnitee and the total of all Unliquidated Losses that have been reserved by Buyer through the date of the Set Off Reserve Notice.

       (c) Suspension of Obligations. The obligation of Buyer to pay the Holdback to the Selling Parties shall be suspended (but not the accrual of interest) to the extent of the aggregate amount of Set Off Reserves not settled pursuant to Section 11.5(ii)(f) hereof at the time of such payment.

       (d) Settlement of Set Off Reserves. If at any time it is determined (either pursuant to the dispute resolution procedures set forth in Section 11.5(ii)(e) and (f) hereof, or as a result of a judicial determination of the Final Loss Amount (as defined below) that any Set Off Reserve exceeds the aggregate amount of the Losses ultimately incurred by or imposed upon Buyer Indemnitees as a result of or based upon the events or conditions to which the Set Off Reserve relates (the "Final Loss Amount"), the amount of such Set Off Reserve in excess of such Final Loss Amount shall be retained by Buyer, or if the Holdback period shall have terminated, shall be returned to the Selling Parties.

       (e) Objection Procedure. If a Selling Party disputes any exercise by Buyer of its right to make a Set Off or a Set Off Reserve, then such Selling Party shall deliver a written notice to Buyer ("Objection Notice") on or before ten (10) days following receipt of a Set Off Notice or a Set Off Reserve Notice. Any Objection Notice delivered after such ten (10) day period shall be null, void and without effect. The Objection Notice shall state the portion of the applicable Loss to which such Selling Party objects and a reasonably detailed description of the basis of such objection. Such Selling Party and Buyer shall negotiate in good faith to resolve any dispute with respect to the matters set forth in the Objection Notice for a period of twenty (20) days following receipt of such Objection Notice by Buyer.

       (f) Arbitration. If such Selling Party and Buyer are not able to resolve any dispute set forth in an Objection Notice on a mutually acceptable basis during the dispute resolution period provided above, either Buyer or such Selling Party may submit the dispute described in such Objection Notice to the American Arbitration Association for arbitration under the commercial arbitration rules of that institution within twenty (20) days following the expiration of the dispute resolution period provided above. The arbitration will be conducted in Chicago, Illinois and the finding of the arbitrators will be binding on all parties for all purposes.

   The cost of arbitration will be borne fifty-percent (50%) by the Selling Parties and fifty-percent (50%) by Buyer unless otherwise determined by the arbitrator. At any time after ten (10) days following the issuance of the final arbitration ruling, the party entitled to an award in said proceeding may, at its election and at the expense of the non-prevailing party, provide for the entry of the award for enforcement purposes in any court of competent jurisdiction.

     It is the intent of the parties that the arbitration procedure set forth herein shall be the sole and exclusive remedy available to resolve any disputes arising under Section 11.5 hereof that cannot be resolved pursuant to Section 11.5(ii)(e) hereof, and neither Buyer nor any Selling Party shall have any right to file a lawsuit in connection with any dispute arising under Section 11.5 hereof except for claims based on fraud or intentional misrepresentation or to enforce the arbitration decision.

   11.6 Good Faith Exercise; No Breach. Buyer shall act in good faith in the exercise of its rights under Section 11.5 hereof. It is expressly agreed that the exercise in good faith by Buyer of the right to Set Off and to make Set Off Reserves and the other rights and remedies granted to it pursuant to
Section 11.5 hereof shall in no event be deemed to constitute or give rise to a violation or breach of, or a default under, this Agreement.

   11.7 Indemnity Basket and Maximum Recovery.

     (i) Except for claims based on fraud, Indemnitee shall not have any rights of indemnification, set off or recoupment under this Agreement against the other party for breaches of representations or warranties until the aggregate amount of all Losses subject to indemnification, set off or recoupment for such claims shall exceed a Fifty Thousand Dollar ($50,000) threshold (the "Basket"). After the aggregate amount of all such Losses exceeds the Basket, indemnification shall be paid for the full amount of all Losses from and relating back to the first dollar of Loss without regard to the Basket (and without deduction for tax benefits). With respect to claims for indemnification asserted by Buyer, Buyer will first assert such claims as rights of setoff against the Holdback and only after the entire Holdback has been paid out or claimed (either through Liquidation Losses or Setoff Reserves) will Buyer make claims for indemnification unrelated to the Holdback. Both types of claims those made against the Holdback and those made otherwise, will count toward the limits on indemnification described in Section 11.7 (ii) below.

     (ii) Except for claims based on fraud, the maximum amount of claims for indemnification which may be made by Indemnitee for breaches of representations or warranties shall not exceed (a) Four Million Dollars ($4,000,000) for the period beginning as of the Closing Date and ending on the date that is one year after the Closing Date, (b) the lesser of (i) Three Million Dollars ($3,000,000) or (ii) $4,000,000 less the sum of all amounts that have been paid (or are unpaid, but still subject to claims from the previous year) during the period beginning one year and one day after the Closing Date and ending on the date that is two years after the Closing Date; and (c) the lesser of (i) Two Million Dollars ($2,000,000) or
  (ii) $4,000,000 less the sum of all amounts claimed in the previous two (2) years during the period beginning two years and one day after the Closing Date and ending on the date that is three years after the Closing Date.

     (iii) The indemnification provided for in this Article XI shall be subject to the limitations that Indemnitor shall not be obligated to pay any amount for indemnification hereunder relating to a claim to the extent of any indemnity, insurance, contribution or similar payment paid to the Indemnitee from any third party with respect thereto (excluding the cost of such insurance coverage to and the deductible paid by the Indemnitee).

                                  ARTICLE XII

                                   SURVIVAL

   12.1 Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement contained in this Agreement, or in any certificate, instrument or document delivered pursuant to this Agreement, shall survive the Closing, regardless of any investigation made by or on behalf of any party to this Agreement until the third anniversary of the Closing Date (such anniversary, a "Survival Date"). The above time limitations shall not apply to instances of fraud, intentional misrepresentations or breaches of representations and warranties set forth in Sections 3.16 and 3.28, which shall survive the Closing, regardless of any investigation made by or on behalf of any party to this Agreement until the expiration of the limitation period under the applicable statute of limitations.

   12.2 Survival of Agreements and Covenants. Except as expressly set forth in
Section 12.1, the parties' obligations to perform their respective agreements and covenants set forth in this Agreement shall not be limited or extinguished.

                                 ARTICLE XIII

                                 MISCELLANEOUS

   13.1 Predecessors Included. Each representation, warranty, covenant and indemnification made by the Selling Parties that relates or could relate to the conduct of any predecessor of the Selling Parties that is or was an Affiliate of the Selling Parties, or relates or could relate to a time during which the Selling Parties did not exist but such predecessors did, is made by the Selling Parties not just on its own behalf but also on behalf of each such predecessor and as if the Selling Parties were in existence at such time.

   13.2 Notices. Any notice, request, instructions or other document to be given hereunder to any party shall be in writing delivered personally or sent by mail, facsimile or bonded air courier, confirmed in writing, as follows:

     If to the Selling Parties:  Sundance Homes, Inc.
                        30 East Lake Street, Suite
                        Chicago, Illinois
                        Attention: Maurice Sanderman
                        Telephone: (312) 782-7100
                        Facsimile: (312) 793-9933

     With copy to:Katten Muchin & Zavis
                        525 West Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Gerald Penner, Esq.
                        Telephone: (312) 902-5245
                        Facsimile: (312) 577-8863

     If to Buyer:Centex Homes
                        12400 Whitewater Dr., Suite 120
                        Minnetonka, Minnesota 55343
                        Attention: Tom Boyce
                        Telephone: (612) 988-8230
                        Facsimile: (612) 936-0486

     With copy to:
                 Centex Homes
                        12400 Whitewater Dr., Suite 120
                        Minnetonka, Minnesota 55343
                        Attention: Tim Hoyt
                        Telephone: (612) 988-8234
                        Facsimile: (612) 936-0486

     and to:     Brian J. Woram
                        Centex Homes
                        2728 N. Harwood, 8th Floor
                        Dallas, Texas 75201
                        Telephone: (214) 981-6544
                        Facsimile: (214) 981-6002

   Any party may change its address for purposes of this Article XIII by giving notice of such change of address to the other party in the manner herein provided for giving notice. Any notice to be given or served upon any party hereto in connection with this contract must be in writing, and shall be delivered in person to the other party, shall be given by certified mail, return receipt requested, shall be given by facsimile or shall be given by bonded air courier and shall be deemed to have been given when received by the addressee; provided, however, that notice delivered by facsimile mail with the original sent by overnight delivery shall be deemed to have been received on the day it is faxed to the addressee.

   13.3 Bulk Sales Law. The Selling Parties hereby agrees to indemnify Buyer from any liability which may arise by virtue of the failure of the Selling Parties to comply with any of the provisions of the Bulk Sales Law of the State of Illinois or any other similar state laws.

   13.4 No Obligation of Buyer Before the Closing. Notwithstanding anything contained in this Agreement or any other instrument or agreement to the contrary, in no event shall Buyer have any obligation or liability of any kind or character whatsoever with respect to the Assumed Liabilities or the Assets before the Closing hereunder, except only the obligation to purchase the Assets in accordance with the terms and provisions of this Agreement. Following the Closing, Buyer will have all obligations and liabilities with respect to the Assumed Liabilities and Assets as are contemplated under this Agreement.

   13.5 Entire Agreement. This Agreement, together with the Schedules, Exhibits and other writings delivered pursuant to this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by an instrument in writing executed by all the parties hereto.

   13.6 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign this Agreement and all of its rights, interests, and obligations under this Agreement to an Affiliate upon notice to the Company, provided that Buyer shall remain liable under this Agreement if such Affiliate fails to perform its obligations under this Agreement as so assigned.

   13.7 Reserved.

   13.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without references to the choice of laws principles of the State of Illinois.

   13.9 Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

   13.10 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

   13.11 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference in this Agreement to a Schedule or Exhibit refers to the item identified separately in writing by the parties as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement.

   13.12 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies of this Agreement each signed by less than all, but together signed by all, the parties.

   13.13 Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

   13.14 Reserved.

   13.15 Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATING TO THIS AGREEMENT.

                                  ARTICLE XIV

                                  DEFINITIONS

   14.1. Certain Defined Terms. As used above, the terms set forth below shall have the following meanings:

   "Applicable Law" shall mean any statue, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject, including, without limitation, all Environmental Laws and Health and Safety Laws.

   "Acquisition Proposal" means any bona fide proposal relating to an acquisition of all or any substantial part of the Selling Parties, the Business or the Assets (whether by merger, consolidation, purchase of assets or purchase of stock) or any other transaction of a similar nature; provided, however, that no proposal relating to a transaction that would be in the ordinary course of business shall constitute an "Acquisition Proposal."

   "Affiliate" means, with respect to any person, any other person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether by contract or otherwise.

   "Business Day" means any day except a Saturday, Sunday or federal holiday.

   "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   "Debt" shall mean, with respect to any person, without duplication, (a) indebtedness of such person for borrowed money, (b) obligations of such person evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations of such person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (d) obligations of such person as lessee under capital leases, (e) obligations of such person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition secured by any Encumbrance on or in respect of any property of such person. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (e) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder.

   "Encumbrances" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Applicable Law, agreement, understanding or otherwise.

   "Environmental Laws" shall mean all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations relating to pollution or protection of human health or the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

   "GAAP" shall mean generally accepted accounting principles in the United States of America from time to time as used by the Buyer.

   "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

   "Governmental Authority" shall mean any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Hazardous Materials" shall mean (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or
(iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

   "Hazardous Waste" means any waste listed, defined, designated or regulated to be a "hazardous waste" under any Environmental Law by any Governmental Entity having jurisdiction over the Selling Parties or any of their Real Property, Developed Property or Leased Property, including any such waste determined as such pursuant to Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C.A. (S) 6901, et seq. ("RCRA").

   "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvement Act of 1976), as amended (included any successor statute).

   "Intellectual Property" shall mean any patents, copyrights, trade secrets, trademarks (registered or unregistered), trade names, service marks, logos or other marks or labels, computer software, pending applications for any of the foregoing, and other intellectual and proprietary rights, whether or not subject to statutory registration or protection that is used in the Business.

   "Lien" means (i) any mortgage, pledge, hypothecation, assignment, security interest, option, lien or any preference, priority or other right or interest granted pursuant to a security agreement or preferential arrangement of any kind or character whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), and (ii) any other lien, charge, levy or encumbrance, whether arising by operation of law or otherwise.

   "Material Adverse Effect" shall mean any change or changes in, or effect or effects on, the Company or the Subsidiaries or the Business, operations, Assets or condition (financial or otherwise) of the Company or the Subsidiaries, the individual or aggregate liability, damage, loss, penalty, cost or expense (including reasonable attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation) of which could be reasonably expected to exceed Twenty Five Thousand Dollars ($25,000.00).

   "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to the Assets subject to the Acquisition Proposal having a fair market value, as determined by an investment banking firm of national standing selected by the Selling Parties and reasonably acceptable to Buyer, which exceeds the aggregate Purchase Price (or, if Buyer has delivered a Topping Offer to the Company, the amount of the Topping Offer) by at least One Million Dollars ($1,000,000) and (ii) the terms and conditions of which (including the amount and value of the consideration attributable to the stock or the assets subject to the Acquisition Proposal) are reasonably determined by the Board of Directors of the Company to be, when taken in their entirety, no less favorable to the Selling Parties than the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in the preceding sentence, if the Acquisition Proposal relates to the assets of the Company and its subsidiaries (and includes any part of the Assets), or fails to include all of the Assets, then for such Acquisition Proposal to qualify as an Overbid Transaction, the Acquisition Proposal must provide for consideration attributable to the Assets having a fair market value, as determined by an investment banking firm of national standing selected by the Selling Parties and reasonably acceptable to Buyer, which exceeds the aggregate Purchase Price (or, if Buyer has delivered a Topping Offer to the Company, the amount of the Topping Offer) by at least One Million Dollars ($1,000,000).

   "Permits" shall mean federal, state and local franchises, permits, licenses, approvals, consents, waivers and other authorizations (including but not limited to those relating to real property and environmental matters).

   "Permitted Encumbrances" shall mean, with respect to property owned or leased by the Selling Parties, (i) liens of landlords, carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business for sums not yet due and payable, and (ii) with respect to the Real Property and the Developed Property, recorded easements, covenants, conditions and restrictions which are not violated by existing uses or improvements and do not unreasonably interfere with the use of such property.

   "person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

   "Proceeding" shall mean all proceedings, actions, claims, suits, charges, petitions, investigations and inquiries by or before any mediator, arbitrator or Governmental Entity.

   "Qualified Third Party" means (subject to the last sentence of Section 6.3(ii)) a Third Party who the Board of Directors of the Company has reasonably determined is financially able to consummate an Overbid Transaction.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Straddle Period" shall mean any Tax period beginning before the Closing Date and ending after the Closing Date.

   "Tax" shall include but not be limited to any income taxes or similar assessments or any sales, use, gross receipt, excise, goods and services, occupation, ad valorem, property, production, severance, transportation, employment, payroll, franchise, dividend, state profit share, export, import, customs duty, capital, branch or other tax imposed by any United States federal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

   "Tax Return" shall mean any return or report, including any related or supporting information, with respect to Taxes.

   "Termination Threshold"means Five Hundred Thousand Dollars ($500,000).

   "Third Party" means any person other than the Selling Parties or Buyer or any of their respective Affiliates.

   14.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 14.1 the following terms are used in this Agreement as defined in the Section set forth opposite such terms.

Defined Term                              Section Reference
Act                                       6.19
Affidavit                                 6.20(i)
Agreement                                 Introduction
Assets                                    1.1
Assumed Liabilities                       1.7
Basket                                    11.7(i)
Bill of Sale                              2.2(viii)
Business                                  Recitals
Buyer                                     Introduction
Buyer Indemnitee                          11.5(i)
Closing                                   2.1
Closing Date                              2.1
Closing Invoices                          6.22
Company                                   Introduction
Company Agreements                        3.19
Confidential Information                  6.11(ii)
Contracts                                 1.1(iii)
Department                                6.19
Design Center Lease Agreement             6.21
Developed Property                        3.12(ii)
Disclosure Document                       6.20(i)
Earnest Money Deposit                     1.5
Earnest Money Escrow Agreement            1.5
Effective Date                            Introduction
Employment and Labor Agreements           3.25(ii)
Employment Arrangements                   6.13(i)
Excluded Assets                           1.2
Excluded Liabilities                      1.8
Fairness Opinion                          7.3
Feasibility Period                        6.1
Final Loss Amount                         11.5(ii)(d)
Financial Statements                      3.8(i)
Health and Safety Laws                    3.14
Holdback                                  1.4
Housing Property                          1.1(i)
Improvements                              3.12(vii)
Indemnitee                                11.2
Indemnitor                                11.2
Kaco Partnership                          1.1(iii)
Land Purchase Agreement                   1.1(iii)
Latest Balance Sheet                      3.8(i)
Latest Financial Statements               3.8(i)
Leased Model Homes                        1.1(iii)
Leased Property                           3.13
Liquidated Loss                           11.5(i)
Lockport                                  Introduction
Losses                                    11.1

Defined Term                              Section Reference
Material Contracts                        3.19
Matteson                                  Introduction
Miscellaneous Property                    1.1(iv)
MMDI                                      Introduction
Model Homes                               1.1(iii)
NLRB                                      3.25(iii)
Non-Compete Period                        6.12(i)
Noncompetition Agreement                  2.2(xviii)
Objection Notice                          11.5(ii)(e)
OSHA                                      3.14
Overbid Notice                            6.3(i)
Overbid Termination Conditions            6.3(ii)
Owned Model Homes                         1.1(i)
PCB's                                     3.22(v)(e)
Personal Property                         1.1(ii)
Post-Closing Invoices                     6.22
Property Agreements                       3.12 (xii)
Purchase Price                            1.3
Purchase Price Allocation Schedule        1.6
RCRA                                      14.1
Real Property                             3.12(i)
Rembrandt                                 Introduction
RPTA                                      6.20(i)
Sales Contracts                           1.1(iii)
SAR                                       Introduction
SEC Filings                               3.8(ii)
Selling Parties                           Recitals
Set Off                                   11.5(i)
Set Off Notice                            11.5(i)
Set Off Reserve                           11.5(ii)(a)
Set Off Reserve Notice                    11.5(ii)(b)
SLRB                                      Introduction
Special Warranty Deeds                    2.2(ix)
SSPI                                      Introduction
Subsidiaries                              Introduction
Sutton                                    Introduction
Survival Date                             12.1
Termination Fee Note                      10.1
Topping Offer                             6.3(ii)
transfer                                  1.1
Unliquidated Loss                         11.5(ii)(a)
Walnut                                    Introduction
Winter Work                               1.8(x)
Year-End Financial Statements             3.8(i)

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth by their signatures below, to be effective as of the Effective Date.

                                          Sundance Homes, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Sundance Suburban Properties, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Rembrandt Homes, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Lockport Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          McCarty's Mill Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Sutton Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999

                                          SAR Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Matteson Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Walnut Pointe Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman
                                          Date:   April 2, 1999


                                          Centex Homes

                                          By: Centex Real Estate Corporation,
                                              its managing partner

                                          By: /s/ Andrew J. Hannigan
                                             ---------------------------------
                                          Name:   Andrew J. Hannigan
                                          Title:  President
                                          Date:   April 2, 1999

                AMENDMENT NO. 1 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 1 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 21st day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999 (the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on April 23, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                              /s/ Stewart M. Bitting
                                          By: _________________________________
                                                   Stewart M. Bitting
                                             Name: ____________________________
                                                    Vice President--Operations
                                                    Finance
                                             Title: ___________________________

                AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 28th day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on April 30, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                              /s/ Daniel L. Star
                                          By: _________________________________
                                                   Daniel L. Star
                                             Name: ____________________________
                                                    President, Illinois Division
                                             Title: ___________________________

                AMENDMENT NO. 3 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 3 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 30th day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, and as further amended by Amendment No. 2 to Sale and Purchase Agreement dated April 28, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on May 4, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                              /s/ Maurice Sanderman
                                          By: _________________________________
                                                   Maurice Sanderman
                                             Name: ____________________________
                                                    Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                              /s/ Thomas M. Boyce
                                          By: _________________________________
                                                   Thomas M. Boyce
                                             Name: ____________________________
                                                    Executive Vice President
                                             Title: ___________________________

                AMENDMENT NO. 4 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 4 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 4th day of May 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, as further amended by Amendment No. 2 to Sale and Purchase Agreement dated April 28, 1999 and as further amended by Amendment No. 3 to Sale and Purchase Agreement dated April 30, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on the day that is the later of May 10, 1999 or two (2) Business Days after the Selling Parties have delivered complete and accurate schedules as required to be delivered by this Agreement (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Sundance Suburban Properties, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Rembrandt Homes, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Lockport Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          McCarty's Mill Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President

                                          Sutton Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          SAR Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Matteson Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Walnut Pointe Development, Inc.

                                          By: /s/ Joseph Atkin
                                             ---------------------------------
                                          Name:   Joseph Atkin
                                          Title:  Vice President


                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                          By: /s/ Daniel L. Star
                                             ---------------------------------
                                          Name:   Daniel L. Star
                                          Title:  President, Illinois Division

                AMENDMENT NO. 5 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 5 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 11th day of May 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, as further amended by Amendment No. 2 to Sale and Purchase Agreement, dated April 28, 1999, as further amended by Amendment No. 3 to Sale and Purchase Agreement dated April 30, 1999 and as further amended by Amendment No. 4 to Sale and Purchase Agreement dated May 4, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Purchase Price. Schedule 1.3 to the Agreement is hereby deleted and replaced in its entirety by Schedule 1.3 attached hereto.

   Section 3. Assumed Liabilities. Subsection (iii) of Section 1.7 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(iii) All obligations of the Selling Parties to perform warranty repairs under the first year of coverage in the express terms of the Selling Parties' warranties, copies of which are attached hereto as
  Schedule 1.7(iii)(a), to residential homes that are located in those neighborhoods listed on Schedule 1.7(iii)(b) and the sales of which were closed by any of the Selling Parties in the twelve (12) months immediately preceding the Closing Date, except that Buyer shall not be responsible in any way for such warranty repairs with respect to such residential homes to the extent such repairs (including the costs of material and labor) either
  (a) exceed One Thousand Dollars ($1,000) in direct costs per residential home or an average of Three Hundred Dollars ($300) per residential home,
  (b) constitute Major Structural Defects (as defined in the applicable homeowner's warranty) or (c) are not within the scope of the express warranty attached on Schedule 1.7(iii)(a)."

   Section 4. Deliveries of the Selling Parties at the Closing. (a) Subsection
(xii) of Section 2.2 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(xii) All consents and approvals of any third party which are necessary in order for the assignment, conveyance or transfer of any part of the Assets to be valid and effective, and to provide assurance Buyer can continue to utilize the Assets in the ordinary course of Business, including, but not limited to, the estoppel letters listed on Schedule 2.2(xii)."

  (b) Section 2.2 of the Agreement is hereby further amended by the addition of the following:

     "(xxi) All instruments and documents required to evidence the conveyance by the Selling Parties of all right, title and interest of the Selling Parties in and to all open space, common elements and other outlots owned by the Selling Parties required to be conveyed, pursuant to the development plans for each subdivision, to either (i) the applicable municipality, Governmental Authority or Homeowner's Association or (ii) Buyer.

     (xxii) A schedule listing, for each of the homeowners that closed on the purchase of a home from a Selling Party in one of the neighborhoods identified on Schedule 1.7(iii)(b) in the twelve (12) months immediately preceding the Closing Date, the name, address and telephone number, if available, of such homeowner and the closing date, type of homeowner's warranty received by such homeowner and the version of such homeowner's warranty."

   Section 5. Real Property. Subsection (i) of Section 3.12 is hereby deleted and replaced in its entirety by "(i) Reserved."

   Section 6. Cedar Creek. Section 3.26 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "3.26 Cedar Creek. The Selling Parties have not received a request from any Governmental Authority to install a traffic light in the Cedar Creek subdivision."

   Section 7. Schedules and Exhibits. Section 6.4 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "6.4 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are amended and restated in their entirety in the form attached to this Amendment."

   Section 8. Tax Matters. Subsection (iv) of Section 6.10 is hereby amended by the addition of the following as the last four sentences of Subsection
(iv):

     "Upon receipt by Buyer of the invoice for 1998 real estate taxes due and payable in 1999 and upon receipt by Buyer of the invoice for 1999 real estate taxes due and payable in 2000, Seller and Buyer shall reprorate the 1998 or 1999 real estate tax liability, as the case may be, based on the actual real estate tax assessment and the amount due shall be paid on demand. If such amount is not paid within 30 days of demand, such amount shall accrue interest at 8% per annum until paid in full. This obligation to reprorate shall not be included in or limited by Section 11.7 hereof."

   Section 9. Employees and Employee Benefits. Subsection (ii) of Section 6.13 of the Agreement is hereby deleted and replaced in its entirety by "(ii) Reserved."

   Section 10. Good Title: Title Insurance. Subsection (viii) of Section 6.14 of the Agreement is hereby deleted and replaced in its entirety by the following:

   "(viii) An endorsement deleting the creditors' rights exception."

   Section 11. Release of Bonds. Section 6.17 of the Agreement is hereby amended by deleting Schedule 6.17 thereto and replacing it in its entirety with the attached Schedule 6.17.

   Section 12. Kaco Partnership. Section 6.18 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "6.18 Kaco Partnership. The Selling Parties shall take all reasonable steps necessary to cause the Kaco Partnership to grant to Buyer an option to purchase approximately 200 acres of undeveloped land owned by the Kaco Partnership; provided, however, that the failure of the Selling Parties to cause the Kaco Partnership (after using all of their reasonable efforts) to grant such option to Buyer shall not constitute a default under this Agreement or excuse Buyer from any obligation hereunder.

   Section 13. Sundance Warranty. Article VI of the Agreement is hereby amended by the addition of the following:

     "6.26 Sundance Homes Warranty. Following the Closing, Seller shall allow Buyer to deliver a Sundance Homes home warranty to any buyer of a new home pursuant to a purchase contract entered into between such buyer and any of the Selling Parties before the Effective Date that is closed following the Closing Date. Seller has given this right to Buyer on the condition that it be used only to deliver a Sundance Homes' warranty to a buyer meeting the description in the preceding sentence that has refused to accept a Centex Homes' warranty and insists on receiving a Sundance Homes' warranty. In the event Buyer offers such a warranty to any buyer, Buyer shall indemnify Seller for any expense incurred by the Selling Parties pursuant to such warranty.

     6.27 Conveyance of Open Space. On or before the Closing Date, the Selling Parties shall convey to either the applicable municipality, Governmental Authority or Homeowner's Association all right, title and interest in and to all open space, common elements and other outlots owned by the Selling Parties required to be conveyed to such municipality, Governmental Authority or Homeowner's Association pursuant to the development plans for each subdivision. If any municipality, Governmental Authority or Homeowner's Association does not accept any such conveyance prior to Closing or if the Selling Parties are unable to complete any such conveyance prior to Closing, the Selling Parties shall convey such property to Buyer at no cost to Buyer at Closing. In addition, the Selling Parties shall convey Lot 213 at Sutton on the Lake to Buyer at Closing at no cost to Buyer."

   Section 14. Environmental Audit. Section 8.10 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "8.10 Environmental Audit. Buyer shall have received, at Buyer's expense, an environmental review report on those properties identified on
  Schedule 8.10 hereto that is acceptable in scope and content, and from a person satisfactory to Buyer, as to the absence of any evidence of material noncompliance with, or reclamation or remediation obligations under, applicable Environmental Laws that could materially affect the Assets."

   Section 15. Preserve of Orland Park. Section 8.11 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "8.11 Preserve of Orland Park. Buyer shall have received either (a) a direct agreement, satisfactory to Buyer, with the owner of the lots at the Preserve of Orland Park to acquire the balance of the Preserve of Orland Park lots to be acquired under the terms and conditions of that certain Agreement dated April 21, 1998 or (b) the delivery to Buyer at Closing of all recorded plats of subdivision for all lots and fee simple title to such lots free and clear of all liens and encumbrances, but subject to the Permitted Encumbrances, together with the owner's written confirmation of the owner's obligation to, no later than September 1, 1999, (i) complete, repair and reshape the existing building pads relating to such lots, including eliminating the detention pond encroachments (ii) relocate the existing sewer line affecting Lot 226 and (iii) complete the required dirt balance by the removal of excess dirt."

   Section 16. Arrowhead. Article VIII of the Agreement is hereby amended by the addition of the following:

     "8.13 Arrowhead. Buyer shall have received from Homer Associates (i) fee simple title to the remaining 67 lots to be acquired under the Selling Parties' existing commitment to acquire Arrowhead Townhouse lots free and clear of all liens and encumbrances, except for Permitted Encumbrances and that certain purchase money mortgage in the aggregate principal amount of approximately $450,000 to be entered into between Seller and Homer Associates as of June 1, 1999, from the Selling Parties, and (ii) confirmation, satisfactory to Buyer, that all approvals for the continuation of construction of the existing home line products and any proposed modifications or different home line products in the Arrowhead Single Family subdivision under the applicable document recorded with the applicable County Recorder of Deeds have been received.

     8.14 Master Lease Agreement. The Selling Parties shall have amended that certain Master Lease Agreement dated July 27, 1998 (as amended) between Seller and National Model Homes, Inc. to exclude the three lots located in the Oswego development (which lots have been excluded from this transaction).

     8.15 Office Lease. The Selling Parties shall have caused that certain Lease Agreement, dated January 23, 1998 between Seller and La Salle National Bank, as Trustee, under Trust No. 108650, to be assigned to Buyer at Closing.

     8.16 Kaco Mortgage. Buyer shall have received from Kaco, Inc. confirmation of Kaco's acceptance of full prepayment of the existing purchase money mortgage relating to lots acquired pursuant to a purchase and sales agreement dated as of July 28, 1994 together with an additional $1,000 per lot which is to be purchased by Buyer and releasing Buyer from any direct or indirect obligation under the Profit Sharing Agreement dated as of July 28, 1994, as amended, or any other obligation, other than Buyer's agreement to deliver to the Selling Parties information on the profits made by Buyer on homes closed by Buyer in that neighborhood.

     8.17 Closing and Post Closing Title Matters. Buyer shall have received from the Selling Parties one or more quitclaim deeds ("Quitclaim Deeds"), all dated as of the Closing Date, in the form attached hereto as Exhibit J, as shall be effective to convey to Buyer all right, title and interest of the Selling Parties in each legal subdivision constituting part of the Housing Property. To the extent that it is subsequently determined that such Quitclaim Deed resulted in the acquisition by Buyer of an Asset for which the Selling Parties were not paid, Buyer shall pay for such Asset based on the computation of the Purchase Price in accordance with Schedule
  1.3. To the extent it is subsequently determined that the Assets conveyed by the Selling Parties to Buyer included an Asset not owned by the Selling Parties (such as a lot that has already been conveyed to a homebuyer), the Selling Parties shall pay to Buyer the portion of the Purchase Price attributable to such Asset and absent such payment, Buyer may pursue its rights under any existing title insurance policies. The obligation set forth in this Section 8.17 shall not be limited by Section 11.7 hereto.

     8.18 CC&R's and Homeowner's Association. Buyer shall have received evidence satisfactory to it that (i) each of the lots intended to be covered by CC&R's or homeowner's associations are covered by such CC&R's or homeowner's associations, as the case may be, and (ii) the Selling Parties have caused Buyer to become the Declarant in any CC&R's or homeowner's association documents for communities identified and specifically requested by Buyer prior to Closing.

     8.19 Flood Zones. Buyer shall have received evidence satisfactory to it that none of the lots included in the Assets are within any designated flood zone.

     8.20 Homeowner's Association Officers and Directors. At or prior to Closing, the Selling Parties shall have caused each of their designees that serve as officers or directors of any homeowner's association covering any of the Assets to be replaced by designees of Buyer."

   Section 17. Definitions. Article XIV of the Agreement is hereby amended by the addition of the following in alphabetical order:

     "Books and Records" shall mean all records (financial or other), files, books of account, financial statements, accounting schedules, ledgers, bank statements, agreements and commitments, record books and stock books of the Selling Parties, whether in electronic or printed format.

     "Real Property" shall mean all lots, parcels and tracts of land owned by the Selling Parties and held, used or usable in the Business that is related to the Housing Property."

   Section 18. Gross Profit Margin. For purposes of comparisons to be made under Section 8.5 of the Agreement, the Gross Profit Margin of the Backlog for any period in the comparison shall be calculated in accordance with the Books and Records of the Selling Parties.

   Section 19. Employees and Employee Benefits. Buyer and Seller agree that Buyer has delivered to Seller the list of employees contemplated by Section
6.13 of the Agreement.

   Section 20. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 21. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman


                                          Sundance Suburban Properties, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman


                                          Rembrandt Homes, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman


                                          Lockport Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman


                                          McCarty's Mill Development, Inc.

                                          By: /s/ Maurice Sanderman
                                             ---------------------------------
                                          Name:   Maurice Sanderman
                                          Title:  Chairman

                                          Sutton Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                                   /s/ Daniel L. Star
                                          By: _________________________________
                                                      Daniel L. Star
                                             Name: ____________________________
                                                      Div. Pres.
                                             Title: ___________________________

                                 SCHEDULE 1.3

                                Purchase Price

   (a) The portion of the Purchase Price to be paid at the Closing will be based upon an estimate made by Buyer and the Selling Parties in accordance with this Schedule 1.3. The estimated Purchase Price that is paid at the Closing will be adjusted by the parties after the Closing Date in the manner described in paragraph (f) of this Schedule 1.3 to determine the final Purchase Price. Also, on or before January 31, 2000, and in addition to the Purchase Price, Buyer will pay to the Selling Parties the "Closed Home Gross Income Participation" described in paragraph (g) below. This payment, if any, will be additional consideration above and beyond the Purchase Price.

   No later than five (5) Business Days before the Closing Date, the Company will deliver to Buyer for its review and approval a draft consolidated balance sheet of the Selling Parties, relating only to the Assets, as of a date that is seven (7) days before the Closing Date. The draft balance sheet will be prepared in accordance with GAAP (to the extent applicable) and will identify the Assets in the detail required by this Schedule 1.3 (the "Pre-Closing Balance Sheet"). The Pre-Closing Balance Sheet will project the book value of the Assets to the Closing Date, but only to reflect the reduction in Assets that will result from home sale closings occurring through the Closing Date, and will reflect the liabilities as of the date of the Pre-Closing Balance Sheet. Based on the Pre-Closing Balance Sheet, and where appropriate, the books and records of the Selling Parties, the parties will estimate the components of the Purchase Price listed in paragraph (b) below.

   (b) The Purchase Price is the sum of the amounts described in this paragraph (b), as well as paragraph (d), as applicable, less the sum of One Million Six Hundred Thousand Dollars ($1,600,000) and the amounts described in paragraph (c) below:

     (i) For each neighborhood listed on Exhibit 1 to this Schedule 1.3, the difference between (x) the product of (1) the number of lots in that neighborhood owned by the Selling Parties on the Closing Date (including those lots on which the Model Homes are situated) and (2) the per-lot price specified in the applicable column of Exhibit 1, and (y) the remaining total cost-to-complete for such neighborhood, if any, specified in the applicable column of Exhibit 1, reduced by the sum of any specifically identifiable costs listed as "committed" in the cost to complete budgets that the Selling Parties can demonstrate at Closing were paid between the date of preparation of the applicable cost to complete budget and the Closing Date. This total figure will be the "Land Price". The cost to complete budgets described in clause (y) above are the following Sundance Homes documents: for the Stirling Manor neighborhood, the Land Development Budget and Commitment Analysis dated April 5, 1999; and for all other neighborhoods, the applicable Land Development Budgets and Commitment Analysis dated March 5, 1999.

     (ii) The sum of the Improvement Prices for Model Homes listed in Exhibit 2 to this Schedule 1.3 (the "Model WIP");

     (iii) Advertising expenses of the Selling Parties, not to exceed $150,000.00, incurred between February 1, 1999 and the Closing Date determined from the books and records of the Selling Parties;

     (iv) Book value of homebuilding work-in-progress ("WIP") on the Developed Property as set out on the Pre-Closing Balance Sheet, including work completed, invoiced and recorded as accounts payable, but not yet paid (as adjusted only to reflect the reduction in WIP due to home sales closings through the Closing Date); and

     (v) Book value of the Assets as listed on Schedule 1.1 to the Agreement that are not otherwise described in this paragraph (b).

   (c) Buyer will receive a credit against the Purchase Price for the aggregate amount of the contractual retention obligations listed on Schedule 1.7(vii) to the Agreement, for which Buyer will assume the payment responsibility.

   (d) If the Closing does not occur by the close of business on April 30, 1999, the Purchase Price will be adjusted as follows:

     (i) Increased by the product of (i) the sum of the Land Price, the WIP and the Model WIP at the Closing Date, and (ii) a multiplier derived from a 4% annualized interest rate, which rate of interest will accrue for the period beginning on, and including, May 1, 1999 through, but not including, the Closing Date (the "Pre-Closing Period"); and

     (ii) Reduced by the Pre-Tax Net Income (as defined below), if any, from the Assets for the Pre-Closing Period.

   This adjustment will not be made at Closing but rather will be made at the same time as the adjustment described in paragraph (f), and will be one of the "Closing Adjustments" governed by paragraph (f).

   (e) Definitions:

   "Arbitrating Firm" means one of the following independent public accounting firms: PricewaterhouseCoopers LLP, Arthur Andersen LLP, Ernst & Young LLP and Deloitte & Touche LLP.

   "Backlog" means, for any point in time, all of the fully signed and effective contracts for sale of completed homes that have not yet closed.

   "Expected Overhead" means $ 21,500.00 per day.

   "Model Homes" means those 11 model homes described on Schedule1.1 to the Agreement.

   "Pre-Tax Gross Income" means, for any period, the gross proceeds received by the Company from closings of homes in the period in question, minus the sum of (i) the cost of the lots under such homes (as specified in Exhibit 1), (ii) the associated direct construction cost, and (iii) 3% of gross proceeds as an agreed approximation of field overhead.

   "Pre-Tax Net Income" means, for any period, the positive number (if any) that results from the following calculation: Pre-Tax Gross Income, minus the sum of (i) the Expected Overhead multiplied by the number of days in the period in question, (ii) interest at the Prime Rate on the land and direct construction costs of the homes closed during the period in question, and
(iii) sales commissions and closing costs incurred for the sales closed during the period in question.

   "Prime Rate" means the prime rate in effect from time to time as published in The Wall Street Journal under the caption "Money Rates"; provided, however, that (i) if The Wall Street Journal publishes a split prime rate, the lower of such prime rates will apply, and (ii) if The Wall Street Journal ceases publishing a prime rate, "Prime Rate" means the prime rate or base rate in effect from time to time at The Chase Manhattan Bank.

   (f) Within fifteen (15) Business Days after the Closing Date, the Company will deliver to Buyer a final consolidated balance sheet as of the Closing Date, which will identify the Assets of the Selling Parties in the detail required by this Schedule 1.3 and will (to the extent applicable) be prepared in accordance with GAAP (the "Final Closing Balance Sheet") and the home sales closing records for the period up to and including the Closing Date. Within ten (10) Business Days of receipt of the Final Closing Balance Sheet and the home sales closing records, Buyer will deliver to the Company a schedule ("Buyer Schedule") setting forth in reasonable detail the computation of the adjustments to the Purchase Price (the "Closing Adjustments") as determined from the Final Closing Balance Sheet and the home sales closing records. Buyer's computation of the Closing Adjustments set forth in the Buyer Schedule will be conclusive and binding on all parties to this Agreement and will be the basis for the final determination of the Purchase Price, unless, within twenty-five (25) days following the Selling Parties' receipt of the Buyer Schedule, the Selling Parties notify Buyer in writing that they disagree with Buyer's computation of the Closing Adjustments. If the Selling Parties disagree with Buyer's computation of the Closing Adjustments, Buyer and the Selling Parties will use all reasonable efforts to resolve such disagreement, but if such disagreement cannot be resolved by the parties within forty (40) days following Buyer's receipt of the Selling Parties' notice of disagreement, Buyer and the Selling Parties will request an Arbitrating Firm mutually agreeable to Buyer and the Selling Parties to compute the Closing Adjustments as promptly as possible, which computation will be conclusive and binding on all parties to this Agreement. If Buyer and the Selling Parties cannot agree on an Arbitrating Firm, then an Arbitrating Firm will be selected by lottery until one such Arbitrating Firm is willing to compute the disputed Closing Adjustments for purposes of this Agreement. The fees and expenses of the Arbitrating Firm selected to resolve computational disputes hereunder will be borne equally by Buyer and the Selling Parties. Following the computation and any recomputations of the Closing Adjustments in accordance with the provisions of this paragraph (f), any adjustment to the Purchase Price resulting from such computation or recomputations, as finally and conclusively determined pursuant to this paragraph (f), will:

     (i) in the case of an adjustment that results in an additional amount owing by Buyer to the Selling Parties because of an underpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing, be paid by Buyer to the Selling Parties within 10 days after the date such computation or recomputation of the Closing Adjustments becomes conclusive and binding on the parties; and

     (ii) in the case of an adjustment that results in an amount owing by the Selling Parties to Buyer because of an overpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing, be paid by the Selling Parties to Buyer within 10 days after the date such computation or recomputation of the Closing Adjustments becomes conclusive and binding on the parties.

   (g) On or before January 31, 2000, and as additional consideration above and beyond the Purchase Price, Buyer will pay to the Selling Parties a "Closed Home Gross Income Participation" as defined in this paragraph, which will be calculated based on the Backlog of homes existing as of May 1, 1999, plus any additional Backlog of homes that was created between May 2, 1999 and the Closing Date and is still existing on the Closing Date (collectively, the "Closing Backlog"). Buyer will calculate the Pre-Tax Gross Income realized from all of the closings of the Closing Backlog during the period beginning on May 1, 1999 through and including December 31, 1999, and express it as a percentage of Revenue for that period, with "Revenue" being the gross proceeds derived from the closings of the Closing Backlog during the period, which percentage rate will be the "Closed Home Gross Profit Margin." If the Closed Home Gross Profit Margin is greater than 13.3%, then the Selling Parties will be entitled to receive a payment equal to the dollars of Pre-Tax Gross Income that make up the excess of the Closed Home Gross Profit Margin over 13.3%, but only up to a ceiling of 15.3%. The Selling Parties will have no right to receive any portion of the Pre-Tax Gross Income that causes the Closed Home Gross Profit Margin to exceed 15.3%, and will have no right to receive any portion of the Pre-Tax Gross Income up to the 13.3% Gross Profit Margin. To illustrate the application of this paragraph, assume that the Closed Home Gross Profit Margin is 14.0%. In this case the Selling Parties would be entitled to receive 0.7% of the Revenue realized from the closings of the Closing Backlog.

   Any amount payable by Buyer or the Selling Parties, as applicable, except the Closed Home Gross Income Participation, will be accompanied by cash equal to interest on such amount from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate in effect from time to time during such period. Any amounts so payable will be paid by wire transfer in immediately available funds.

                                                       Exhibit 1 to Schedule 1.3

                            SUMMARY OF LAND AND LOTS
                     FOR SUNDANCE HOMES--SUBURBAN DIVISIONS
                          As of May 10, 1999 (Revised)

                                                                 Estimated Cost to Complete
                               Price               ------------------------------------------------------
                    Projected per lot     Total                  Lot
                      Lots     fully    improved    Develop-   Purchase    Land                   Net     Models
    Subdivision      5/10/99  improved    Cost     ment Costs   Price      Debt      Total     Proceeds   owned  Leased
    -----------     --------- -------- ----------- ---------- ---------- -------- ----------- ----------- ------ ------
Arrowhead TH I.....      34   $32,300  $ 1,098,200 $        0 $        0 $      0 $         0 $ 1,098,200    3      0
Arrowhead TH II....     139    28,800    4,003,200    781,000  1,092,492        0   1,873,492   2,129,708    0      0
Arrowhead SF.......      76    44,000    3,344,000          0          0        0           0   3,344,000    3      0
Arrowhead SF
 (Rembrandt).......       7    60,000      420,000          0          0        0           0     420,000    0      0
Preserve TH........     104    58,000    6,032,000          0  5,215,000        0   5,215,000     817,000    4      0
Sutton SF                                                                                                    0      9
 Premier...........      75    38,000    2,850,000    800,000          0        0     800,000   2,050,000
 Freedom...........     135    31,000    4,185,000    800,000          0        0     800,000   3,385,000
Bellchase                                                                                                    0     10
 Single Family.....     108    46,000    4,968,000    202,000          0  480,000     682,000   4,286,000
 Townhomes.........      99    36,000    3,564,000    202,000          0  480,000     682,000   2,882,000
St Andrews                                                                                                   0      2
 Golf..............      22   123,000    2,706,000     75,000          0        0      75,000   2,631,000
 Regular...........      42   108,000    4,536,000     75,000          0        0      75,000   4,461,000
McCarty............      66    42,000    2,772,000    488,000          0        0     488,000   2,284,000    0      2
Walnut Pointe......     120    36,000    4,320,000    802,000          0        0     802,000   3,518,000    1      2
Cedar Creek........     105    38,000    3,990,000    547,000          0        0     547,000   3,443,000    0      4
Turtle Bay.........      12   144,000    1,728,000    140,000          0        0     140,000   1,588,000    0      0
Stirling Manor.....      13   182,538    2,372,994    765,000          0        0     765,000   1,607,994    0      0
                      -----            ----------- ---------- ---------- -------- ----------- -----------  ---    ---
Total..............   1,157            $52,889,394 $5,677,000 $6,307,492 $960,000 $12,944,492 $39,944,902   11     29
                      =====            =========== ========== ========== ======== =========== ===========  ===    ===

                                                       Exhibit 2 to Schedule 1.3

                                Model Home Costs

Location of Model Home                                         Improvement Price
----------------------                                         -----------------
Arrowhead:
  9640A #8-1..................................................    $  108,385
  9841A #8-2..................................................        90,103
  96422C #8-3.................................................        82,653
  M21D Alcott 158.............................................       191,420
  94056 Oakridge 157..........................................       104,785
  M62 Redwood 156.............................................       109,534
Preserve:
  Easton #3-1.................................................       163,937
  Laurel #3-2.................................................       168,636
  Hampton #3-3................................................       155,532
  Savannah #3-4...............................................       162,024
Walnut Pointe:
  M21A Alcott.................................................       146,553
                                                                  ----------
    Total.....................................................    $1,483,562
                                                                  ==========

                AMENDMENT NO. 6 TO SALE AND PURCHASE AGREEMENT


     This AMENDMENT NO. 6 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 15th day of June, 1999, among Sundance Homes, Inc., Sundance Suburban Properties, Inc., an Illinois Corporation, Rembrandt Homes, Inc., an Illinois corporation, Lockport Development, Inc., an Illinois corporation, McCarty's Mill Development, Inc., an Illinois corporation, Sutton Development, Inc., an Illinois corporation, SAR Development, Inc., an Illinois corporation, Matteson Development, Inc., an Illinois corporation, and Walnut Pointe Development, Inc., an Illinois corporation (together with the Corporation, the "Selling Parties") and Centex Homes, a Nevada general partnership ("Centex").

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, as further amended by Amendment No. 2 to Sale and Purchase Agreement, dated April 28, 1999, as further amended by Amendment No. 3 to Sale and Purchase Agreement, dated April 30, 1999, as further amended by Amendment No. 4 to Sale and Purchase Agreement, dated May 4, 1999, and as further amended by Amendment No. 5 to Sale and Purchase Agreement, dated May 11, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

     Section 1.  Defined Terms.  All capitalized terms used but not defined in
                 -------------
this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

     Section 2.  Termination.
                 -----------

     (a) Subsection (iii)(c) of Section 9.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

          "(c) the shareholders of the Company shall not have approved this Agreement and the transactions contemplated by this Agreement or the Closing shall not have occurred on or before July 15, 1999, for any reason;"

     (b) Subsection (iv)(d) of Section 9.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

          "(d) notwithstanding good faith efforts on the part of the Selling Parties, Section 8.12 of this Agreement is not satisfied as of July 15, 1999, for any reason;"

     Section 3.  Effect.  Except as amended by this Amendment, the Agreement
                 ------
remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

     Section 4.  Counterpart Originals.  This Amendment may be executed in any
                 ---------------------
number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it is executed by each of the parties either in person or by facsimile.


                 [remainder of page intentionally left blank;
                            signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused the Amendment No. 6 to be duly executed as of the date first written above.

                              SUNDANCE HOMES, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              REMBRANDT HOMES, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                   -------------------------


                              LOCKPORT DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              McCARTY'S MILL DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              SUTTON DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              SAR DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------

                              MATTESON DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              WALNUT POINTE DEVELOPMENT, INC.


                              By: /s/ Joseph R. Atkin
                                 --------------------------
                              Name: Joseph R. Atkin
                                   ------------------------
                              Its: Vice President
                                  -------------------------


                              CENTEX HOMES


                              By:  Centex Real Estate Corporation
                                   its managing partner

                              By: /s/ Brian J. Woram
                                 --------------------------
                              Name: Brian J. Woram
                                   ------------------------
                              Its: Senior Vice President
                                  -------------------------